EXHIBIT 4

BECKMAN COULTER, INC.

SAVINGS PLAN

Amended and Restated effective January 1, 2001

Composite Plan Document Incorporating the Following Amendments

adopted after the January 1, 2001 Amendment and Restatement:

Amendment 2002-1, effective as of January 1, 2001; and

Amendment 2002-2, effective as of January 1, 2002; and

Amendment 2005-1, effective at various dates between January 1, 2005 and January 1, 2006; and

Amendment 2006-1, effective as of November 1, 2005 and April 1, 2006;

Amendment 2006-2, effective as of January 1, 2006 and January 1, 2007;

Amendment 2007-1, effective as of January 1, 2007;

Amendment 2008-1, effective as of January 1, 2008; and

Amendment 2009-1, effective as of January 1, 2007

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BECKMAN COULTER, INC.

SAVINGS PLAN

Beckman Coulter, Inc., a Delaware corporation (formerly “Beckman Instruments, Inc.” and referred to herein as the “Company”), maintains the Beckman Coulter, Inc. Savings Plan (formerly known as the “Beckman Instruments, Inc. Savings and Investment Plan” and referred to herein as the “Plan”). The Plan was first adopted as of August 1, 1989. The Plan was amended and restated in its entirety, effective as of September 1, 1998 (the “Merger Date”). The Plan is hereby amended and restated in its entirety, effective as of January 1, 2001, except as may otherwise be provided herein.

The Company established and maintains the Plan to provide incentives for its Employees. The Trust created pursuant to the Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries, as prescribed in Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Following the Company’s acquisition of Coulter Corporation on or about October 31, 1997, the Company also maintained the Coulter Corporation Savings Incentive and Retirement Plus Plan (the “Coulter Plan”). The assets and liabilities of the Coulter Plan were transferred to the Plan as of the Merger Date. To the extent set forth in the Plan, service credited under the Coulter Plan will be credited under the Plan.

It is further intended that the Plan satisfy the requirements of the applicable provisions of the Uruguay Round Agreements Act, the Small Business Job Protection Act, the Taxpayer Relief Act of 1997 and the Uniformed Services Employment and Reemployment Rights Act of 1994 (commonly referred to as the “GUST” amendments), and that the provisions of this restated Plan reflecting the GUST amendments are hereby made effective as of the dates required by the legislation referred to in this sentence.

ARTICLE I

TITLE AND DEFINITIONS

1.1 -    Title.

The Plan is intended to be a profit sharing plan and shall be known as the Beckman Coulter, Inc. Savings Plan. Contributions may be made to the Plan without regard to the current or accumulated profits of the Company.

1.2 -    Definitions.

Whenever the following terms are used in the Plan, with the first letter capitalized, they shall have the meanings specified below.

“Account” or “Accounts” shall mean the accounts maintained by the Committee for each Participant that are credited with the amounts provided for herein. The following “Accounts” are maintained under the Plan: After-Tax Savings Accounts, Before-Tax Savings Accounts, Company Matching Accounts and Rollover Accounts, and any Accounts provided for in the Appendices hereto.

“After-Tax Savings Account” shall mean the Account maintained for each Participant that is credited with After-Tax Savings Contributions to the Plan in accordance with Section 3.2 on behalf of such Participant, together with the allocations thereto as required by the Plan.

“After-Tax Savings Contributions” shall mean an amount that a Participant elects to have deducted from his wages and contributed to the Participant’s After-Tax Savings Account, after income taxes have been withheld on such amounts. After-Tax Savings Contributions shall be made by payroll deduction in accordance with arrangements between each Participant and the Company. Section 3.2 contains the provisions under which After-Tax Savings Contributions may be made.

“Annual Bonus” or “Annual Bonuses” shall mean the portion of Plan Compensation paid under the Company’s executive and management incentive and performance sharing programs, or such similar broad-based programs as maintained by the Company from time-to-time (not including individualized programs such as retention bonuses).

“Approved Absence” shall mean a leave of absence granted to an Employee under the Company’s established leave policy.

“Before-Tax Savings Account” shall mean the Account maintained for each Participant that is credited with Company payments to the Plan attributable to the Participant’s Before-Tax Savings Contributions in accordance with Section 3.1, together with the allocations thereto as required by the Plan.

“Before-Tax Savings Contributions” shall mean an amount contributed to the Plan by the Company in lieu of being paid to a Participant as salary or wages. Before-Tax Savings Contributions shall be made under salary reduction arrangements between each Participant and the Company with respect to salary or wages not yet paid or otherwise available to the

Participant as of the date of the Participant’s election under the arrangement. Section 3.1 contains the provisions under which Before-Tax Savings Contributions may be made.

“Beneficiary” or “Beneficiaries” shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of Section 2.4 to receive the benefits specified hereunder in the event of the Participant’s death. If a Participant did not validly designate a Beneficiary in the Plan, but validly designated a Beneficiary under the SmithKline Beckman Savings and Investment Plan prior to the date of Disaffiliation or validly designated a beneficiary under the Coulter Plan, then the most recent such designation shall be considered the designation of a Beneficiary under the Plan. If there is no validly designated Beneficiary or surviving validly designated Beneficiary, then the Participant’s spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant’s estate (which shall include either the Participant’s probate estate or living trust) shall be the Beneficiary. If there is no personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid to (i) that person’s then living natural or adoptive parent(s)

to act as custodian, (ii) if that person’s natural or adoptive parents are divorced, and one such parent is the sole custodial parent, to such custodial natural or adoptive parent, or, (iii) if no natural or adoptive parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no natural or adoptive parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

“Board of Directors” and “Board” shall mean the Board of Directors of Beckman Coulter, Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Benefits Finance and Administration Committee appointed by the Board pursuant to Article VII.

“Company” shall mean Beckman Coulter, Inc., a Delaware corporation (formerly “Beckman Instruments, Inc.”), any predecessor corporation, or any successor corporation resulting from merger, consolidation, or transfer of assets substantially as a whole which shall expressly agree in writing to continue the Plan and, where the context so warrants, any Participating Affiliate.

“Company Matching Account” shall mean the Account maintained for a Participant that is credited with payments to the Plan by the Company and any Participating Affiliate in accordance with Section 3.3 on behalf of such Participant, together with the allocations thereto as required by the Plan.

“Company Matching Contributions” shall mean an amount contributed to the Plan by the Company or by a Participating Affiliate in accordance with Section 3.3.

“Coulter Plan” shall mean the Coulter Corporation Savings Incentive and Retirement Plus Plan, which was maintained by the Company prior to its merger into the Plan on or about September 1, 1998.

“Covered Employee” shall mean any Employee of the Company who is paid through a payroll system of Beckman Coulter, Inc. or a Participating Affiliate with its principal place of business in the United States or Puerto Rico; except that there shall be excluded (i) all Leased Employees, (ii) those Employees covered by a collective bargaining agreement between the Company and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and the Company, unless the Employee is a member of a group of employees to whom the Plan has been extended by a collective bargaining agreement between the Company and its collective bargaining representative, (iii) those Employees who are non-resident aliens with no United States source income, (iv) individuals who are employed by a foreign subsidiary of the Company (even if such individuals are assigned to work in the United States or Puerto Rico on a temporary basis), and (v) individuals hired or rehired on or after April 1, 2006, who are classified by the Company as interns. Individuals who are not classified by the Company as Employees (including but not limited to individuals classified by the Company as independent contractors and consultants) and individuals who are classified by the Company as employees of an entity other than the Company or a Company Affiliate, are not considered Covered Employees under the Plan, even if the classification by the Company is determined to be erroneous. The foregoing sentence sets forth a clarification of the intention of the Company regarding participation in the Plan, and the foregoing sentence is therefore applicable in interpreting the Plan for any Plan Year, including Plan Years prior to the addition of such sentence to the Plan.

“Deferred Compensation Plan” shall mean the Beckman Coulter, Inc. Executive Deferred Compensation Plan (formerly known as the “Beckman Instruments, Inc. Executive Deferred Compensation Plan”), now in effect or hereafter amended.

“Disability” shall mean a medically determinable physical or mental impairment of a potentially permanent character which prevents a Participant from engaging in any substantial activity.

“Disaffiliation” shall mean Beckman Instruments, Inc. ceasing to be a member of the same controlled group of corporations as SmithKline Beckman Corporation.

“Effective Date” shall mean August 1, 1989. The effective date of this amendment and restatement of the Plan is January 1, 2001, except as otherwise provided herein.

“Eligibility/Vesting Service Date” shall mean the date an Employee first completes an Hour of Service. If an Employee has a Severance from Service and the Employee then performs an Hour of Service within 12 months of such Severance from Service Date, his Eligibility/Vesting Service Date is not adjusted upon reemployment. Thus, a Period of Severance of less than twelve months is treated as a Period of Service. For an Employee who is rehired after a Period of Severance of twelve months or more, the Eligibility/Vesting Service Date is an adjusted date. The adjusted date is determined by counting backwards from the date of reemployment the number of days previously credited to the Employee as a Period of Service. This process shall be repeated for Employees who are rehired more than once.

A Participant’s Eligibility/Vesting Service Date shall not be adjusted for the following period or periods of absence from service (that is, such period or periods shall be treated as a Period of Service) if the Employee was in the service of the Company or a Related Company on the day prior to such a period:

(a)    Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 459 of

Title 50 of the United States Code, provided that the Employee returns to work within the time period specified in Section 459.

(b)    Approved Absences granted (either before or after the absence) by the Company in accordance with nondiscriminatory policies for any purpose, including, but not limited to, sickness or accident, or for the convenience of the Company, and vacation periods.

For purposes of computing vesting and eligibility service, a Participant’s Eligibility/Vesting Service Date shall include service with a Related Company.

“Eligible Employee” shall mean each Covered Employee who has satisfied the eligibility requirements of Section 2.1.

“Employee” shall mean every person employed by the Company, or a Related Company, including any Leased Employees and any other individual required to be treated as employed by the Company or a Related Company under Section 414(o) of the Code.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Fiduciary” shall mean all persons defined in Section 3(21) of ERISA, and such term shall be construed as including the term “Named Fiduciary” with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

“Fiscal Year” shall mean the fiscal year of the Company.

“Highly Compensated Employee” shall mean:

(a)    Any Employee who performs services for the Company or any Related Company who (i) was a 5% owner of the Company or any Related Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year received compensation from the Company or any Related Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code) and for the preceding Plan Year was a member of the “top-paid group” for such year.

(b)    Any Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, performs no services for the Company or a Related Company during the current Plan Year, and who met the description in (a) above for the year of his or her separation or any year after he or she attained age 55.

(c)    The top-paid group for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year, excluding Employees described in Section 414(q)(5) of the Code and Treasury Regulations thereunder. For purposes of the definition of “Highly Compensated Employee,” “compensation” means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

“Hour of Service” shall mean an hour (i) for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or a Related Company; (ii) for which the Employee is paid or entitled to payment by the Company or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (iii) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or a Related Company. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with § 414(u) of the Code.

The following additional rules shall apply in calculating Hours of Service: (i) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; (ii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and (iii) a payment shall be deemed to be made by or due from a Company or a Related Company regardless of whether such payment is made by or due from the Company or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company or a

Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate.

The definition of “Hour of Service” set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

“Investment Funds” shall mean the funds established pursuant to Section 3.7.

“Investment Manager” shall mean a Fiduciary designated by the Committee under the Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets (a) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

“Leased Employee” shall mean any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (‘leasing organization’), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient.

“Normal Retirement Age” shall mean a Participant’s 65th birthday.

“Participant” shall mean any Eligible Employee who elects to participate in accordance with the provisions of the Plan.

“Participating Affiliate” shall mean any Related Company (i) which, with the approval of the Board, the Corporate Benefits Committee or the Committee, elects to participate in the Plan, or (ii) for which participation in the Plan is provided in connection with the Related company’s acquisition by the Company or another Related Company. By participating in the Plan, a Participating Affiliate agrees to be bound by any Plan or Trust amendment or resolution of the Board, by the written instrument of any person to whom the Board has delegated its authority to adopt the amendment or by any other method of amendment permitted under the Plan. If a Participating Affiliate ceases to be a Related Company, except by merger with its parent, the employment of each Employee of the Participating Affiliate shall be deemed to have terminated for purposes of the Plan, except to any extent any such Employee is required by law to continue to be treated under the Plan as an Employee of the Company. Any Related Company domiciled outside the United States, including any Related Company domiciled in Puerto Rico, cannot elect to become a Participating Affiliate.

“Period of Service” shall mean a period of service commencing on the Employee’s Eligibility/Vesting Service Date and ending on the Severance from Service Date.

“Period of Severance” shall mean the period of time commencing on the day after an Employee’s Severance from Service Date and ending on his Reemployment Commencement Date.

“Plan” shall mean the Beckman Coulter, Inc. Savings Plan set forth herein (formerly known as the “Beckman Instruments, Inc. Savings and Investment Plan”), now in effect or hereafter amended.

“Plan Compensation” shall mean compensation paid during the Plan Year and includes the following: regular earnings, overtime, sick pay, shift differential, shift premium, vacation pay, Variable Pay, call-in pay, patent payments and holiday pay. Plan Compensation also includes any amounts contributed to a plan qualifying under Sections 401(k), 132(f) or 125 of the Code as salary reduction contributions and any variable compensation paid according to a formal program or programs officially adopted by the Company on or after January 1, 1995. Plan Compensation also includes compensation as described above that is paid following a Severance from Service but only if such compensation both: (i) would otherwise have been payable while the Participant was still an Employee, and (ii) is actually paid pursuant to the Company’s regular payroll during a payroll date that occurs on or before the last day of the month following the month in which such Severance from Service occurred. Any other form of compensation is excluded from Plan Compensation, including but not limited to the following: prizes, awards, housing allowances, stock option exercises, stock appreciation rights, restricted stock exercises, performance awards, auto allowances, loss of use of company car, tuition reimbursement, article payments, tax reimbursement, Christmas gift, special awards, non-recurring bonuses, move-related payments, forms of imputed income, and Share Value Plan payments. Plan

Compensation shall not include any amounts deferred under the Company’s non-qualified deferred compensation programs, provided that for contributions made for Plan Years commencing on or after January 1, 2001 (but not for previous Plan Years), Plan Compensation shall include the amounts described in this subsection prior to deferral under the Company’s Executive Deferred Compensation Plan and Executive Restoration Plan. Plan Compensation shall also not include any amounts paid to an Employee prior to the date on which he or she became a Participant. Notwithstanding the foregoing, the maximum amount of an Employee’s Plan Compensation which shall be taken into account under the Plan for any Plan Year (the “Maximum Compensation Limitation”) shall be $150,000 adjusted at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve. Effective for Plan Years beginning on or after January 1, 2002, the Maximum Compensation Limitation shall not exceed $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code.

“Plan Year” shall mean the twelve-month period ending each December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

“Reemployment Commencement Date” shall mean the first date following a Participant’s Severance from Service Date on which the Employee performs an Hour of Service.

“Related Company” shall mean (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which the Company is a component member, (ii) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (iii) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company or a Related Company is a member, (iv) any organization which is required by Treasury Regulations issued under Section 414(o) of the Code to be treated as a Related Company, and (v) in the case of an employee of a “leasing organization” (as such term is defined in Section 414(n) of the Code) who constitutes a Leased Employee with respect to the Company or Related Company, any leasing organization. For the purposes of Article IV of the Plan the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Section 1563(a)(1) of the Code. The term “Related Company” shall also include each predecessor employer to the extent required by Section 414(a) of the Code. Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under this definition, except as expressly set forth in this Plan.

“Restoration Plan” shall mean the Beckman Coulter, Inc. Executive Restoration Plan (formerly known as the “Beckman Instruments, Inc. Executive Restoration Plan”), now in effect or hereafter amended.

“Rollover Account” shall mean the Account maintained for a Participant that is credited with the amount, if any, received by the Plan in accordance with Section 3.6 as an rollover distribution, as defined in Code Section 402(c) together with the allocations thereto as required by the Plan.

“Severance from Service” or “Severance from Service Date” shall mean the date on which an Employee quits, retires, is discharged or dies. Any severance from employment occurring on or after January 1, 2002 shall be considered a Severance From Service.

“Test Compensation” shall mean the compensation used to test the compliance of the Plan with Code Sections 401(k) and 401(m), and shall be as defined in Code Section 414(s). Test Compensation shall be subject to the $150,000 limitation (as adjusted) described in the definition of Plan Compensation. Effective for Plan Years commencing January 1, 1998 and thereafter, Test Compensation shall include deferrals under Section 402(g)(3) or Section 125 of the Code.

“Trust” shall mean the Trust which is established to hold and invest contributions made under the Plan.

“Trustee” (or “Trustees,” if more than one is appointed and acting) shall mean the Trustee or Trustees, whether original or successor, appointed under the Trust.

“Valuation Date” shall mean each business day of the Plan’s recordkeeper.

“Variable Pay” shall mean Annual Bonuses and sales and service incentive compensation.

“Year of Service” shall mean a 365 day Period of Service. For the purpose of vesting, an Employee shall be credited with a number of Years of Service equal to the Employee’s Period of Service divided by 365. Any remaining Period of Service less than 365 days shall be disregarded. In computing the Years of Service rendered to the Company, a Participant’s total Period of Service shall be taken into account.

ARTICLE II

PARTICIPATION

2.1 -    Eligibility Requirements.

(a)    Each Employee who was an Eligible Employee on August 31, 1998 shall continue as an Eligible Employee.

(b)    Each other Covered Employee shall become an Eligible Employee following his completion of a three month Period of Service with the Company or a Related Company if he is a Covered Employee on that date.

2.2 -    Participation.

Participation is voluntary and shall commence for an Eligible Employee as soon as administratively practical following the Eligible Employee’s enrollment, and shall continue until the withdrawal or payment of the Participant’s entire interest in the Plan. Each Eligible Employee who enrolls must complete and submit a beneficiary designation form. For all purposes of the Plan, a Participant (whether or not a United States citizen), who was an Eligible Employee on October 1, 1996, shall continue to be treated as a Covered Employee and an Eligible Employee if, after he becomes a Participant, he is employed by a foreign subsidiary of the Company. The preceding sentence shall not apply to any individual who was not a Participant on October 1, 1996, even if such an individual subsequently becomes a Participant. If an individual who was not a Participant on October 1, 1996 (but who subsequently becomes a

Participant) becomes covered under another plan of the Company or a foreign subsidiary (other than the Beckman Coulter, Inc. Pension Plan), such individual shall cease to participate in the Plan.

Effective April 1, 2002, each Employee shall automatically enroll in the Plan and become a Participant upon first becoming an Eligible Employee, unless he provides (by such procedures as the Committee establishes) an election not to enroll. The automatic enrollment procedures set forth herein shall not apply to any Employee who was an Eligible Employee at any time before April 1, 2002. Unless the Participant elects otherwise, or as otherwise required pursuant to the Plan, the Participant shall be deemed to make the following elections at the time of his automatic enrollment:

(a)    The Participant shall make Before-Tax Savings Contributions of three percent (3%) of his Plan Compensation;

(b)    The Participant’s Before-Tax Savings Contributions shall be invested in an investment fund designated by the Committee and announced to Eligible Employees;

(c)    The Participant’s Company Matching Contributions shall be invested in the Beckman Coulter Stock Fund; and

(d)    The Participant’s Beneficiary shall be his spouse, if any, and then his estate if his spouse predeceases him.

Notwithstanding the preceding deemed elections, the Participant shall be entitled to change any investment elections, contribution amounts, and beneficiary designations, or make any other elections allowed under the Plan, pursuant to the terms of the Plan.

Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

2.3 -    Reemployment.

(a)    A Participant or an Employee who has met the eligibility requirements described in Section 2.1 who incurs a Severance from Service and is later reemployed as a Covered Employee shall resume or commence participation immediately upon his reemployment, if such individual then enrolls. Such individual shall submit a beneficiary designation form.

(b)    An individual described in subsection (a), above, shall commence to have contributions made on his behalf as soon as administratively practical following his enrollment.

2.4 -    Designation of Beneficiary.

Each Employee who becomes a Participant shall designate the Beneficiary or Beneficiaries whom such Employee desires to receive the benefits of the Plan in the event of such Employee’s death. Such designation shall be made in a manner or method as determined by the Committee, which may include electronic methods to the extent permitted by law. A

Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by making a new designation. However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon a Participant’s last designation of Beneficiary or Beneficiaries made in accordance with the terms of the Plan. Notwithstanding the foregoing, an unmarried Participant’s Beneficiary designation shall become ineffective upon the Participant’s subsequent lawful marriage and the Participant’s spouse shall be deemed to be the Participant’s Beneficiary, unless such deemed designation is changed with the consent of the Participant’s spouse as provided for in this Section 2.4.

ARTICLE III

CONTRIBUTIONS

3.1 -    Before-Tax Savings Contributions.

(a)    Election to Defer.

(1)    Subject to the limitations in this Section and Section 4.1, each Participant may elect to make Before-Tax Savings Contributions, in accordance with procedures prescribed by the Committee, in whole percentages from 1% to 15% of the portion of said Participant’s Plan Compensation other than Variable Pay for each pay period and/or from 1% to 80% of said Participant’s Variable Pay. Notwithstanding the foregoing, the sum of the After-Tax Savings Contributions and the Before-Tax Savings Contributions by a Participant in a Plan Year shall not exceed 15% of the portion of Plan Compensation other than Variable Pay, and shall not exceed 80% of the portion of Plan Compensation consisting of Variable Pay. Before-Tax Savings Contributions shall be credited to the Participant’s Before-Tax Savings Account, and shall be made in accordance with rules established by the Committee.

Notwithstanding the foregoing, a Participant is not eligible to elect to make Before-Tax Savings Contributions of a percentage greater than 8% of his or her Plan Compensation in any year that he or she is also eligible to be a participant in the Restoration Plan, but chooses not to participate in the Restoration Plan.

(2)    Effective January 1, 2002, subject to the limitations of this Section and Section 4.1, each Participant may elect to make Before-Tax Savings Contributions, in accordance with procedures prescribed by the Committee in whole percentages from 1% to 30% of said Participant’s Plan Compensation. Before-Tax Savings Contributions shall be credited to the Participant’s Before-Tax Savings Account, and shall be made in accordance with rules established by the Committee.

(b)    Status of Before-Tax Savings Contributions. To make Before-Tax Savings Contributions under this Section, the Company will reduce the Participant’s compensation in the amount authorized by the Participant and make a contribution to the Trustee equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Company’s general assets; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the date on which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. Before-Tax Savings Contributions constitute Company contributions under the Plan and are intended to qualify as elective contributions under Code Section 401(k).

(c)    General Limitations on Before-Tax Contributions. The Committee shall determine the amount of Before-Tax Savings Contributions in excess of those permitted under subsection (d) and any excess shall either be distributed to the Participant responsible for the excess Before-Tax Savings Contributions or redesignated as After-Tax Savings Contributions and accounted for separately under the Plan in accordance with the Code, Treasury Regulations and subsection (d).

(d)    Section 401(k) Limitations on Before-Tax Savings Contributions.

(1)    The Committee will estimate, as soon as practical before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which the deferral of taxation on Before-Tax Savings Contributions under Code Section 401(k) may not be available to any Participant or class of Participants. In accordance with any such estimate, the Committee may modify the limits in Section 3.1(a) or set initial or interim limits for Before-Tax Savings Contributions relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Before-Tax Savings Contributions above a specified dollar amount or percentage of Plan Compensation.

(2)    For each Plan Year, an actual deferral percentage will be determined for each Employee meeting the requirements of Section 2.1 equal to the ratio of the total amount of the Employee’s Before-Tax Savings Contributions allocated under Section 3.1(a) for the Plan Year divided by the Employee’s Test Compensation in the Plan Year. For purposes of the preceding sentence, the Committee, in its sole discretion, may treat all or any part of the Company Matching Contributions as Before-Tax Savings Contributions to the extent permitted by Treasury Regulations. Any such Company Matching Contributions (together with any gains or losses attributable to such amounts) that are treated as Before-Tax Savings Contributions shall be nonforfeitable and subject to the provisions of the Plan pertaining to distributions of amounts from Before-Tax Savings Accounts, and shall be accounted for separately to the extent required by Treasury Regulations. An Employee’s Test Compensation taken into account for this purpose shall be limited to the Test Compensation received during the Plan Year while the Employee is an Eligible Employee. Except as otherwise provided in this subsection (d), with respect to Employees who have met the requirements of Section 2.1, and who have made no Before-Tax Savings Contributions under the Plan, such actual deferral percentage will be zero. The average of the actual deferral percentages for Highly Compensated Employees in the Plan Year (the “High Average”) when compared with the average of the actual deferral percentages for non-Highly Compensated Employees in the preceding Plan Year (the “Low Average”) must meet one of the following requirements:

(i)    The High Average is no greater than 1.25 times the Low Average; or

(ii)    The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(3)    If, pursuant to the estimates by the Committee under (a) and (b) above, a Participant or class of Participants is not eligible for the deferral of taxation for any or all of the amounts deferred pursuant to the election made under Section 3.1(a), then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(i)    Excess Before-Tax Savings Contributions for a Plan Year may be redesignated as After-Tax Savings Contributions and accounted for separately pursuant to this Section 3.1(d). Excess Before-Tax Savings Contributions, however, may not be redesignated as After-Tax Savings Contributions with respect to a Highly Compensated Employee to any extent that such redesignated After-Tax Savings Contributions would exceed the limits of Section 3.2 when combined with the other After-Tax Savings Contributions of that Employee for the Plan Year. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against compensation yet to be paid to the Participant during that taxable year.

(ii)    Excess Before Tax Savings Contributions, and any earnings attributable thereto (calculated using one of the methods permitted by applicable Treasury Regulations), may be returned to the Company employing the Participant, solely for the purpose of enabling the Company to withhold any federal, state, or local taxes due on such amounts. The Company will pay all remaining amounts to the Participant within 2-1/2 months after the close of the Plan Year to which the excess Before Tax Savings Contributions relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year.

(iii)    The Committee may authorize a suspension or reduction of Before-Tax Savings Contributions made pursuant to Section 3.1(a) in accordance with rules promulgated by the Committee. These rules may include provisions authorizing the suspension or reduction of Before-Tax Savings Contributions above a specified dollar amount or percentage of Plan Compensation.

(iv)    The Company, in its discretion, may make a contribution to the Plan, which will be allocated among the Accounts of all Participants, or only those who are non-Highly Compensated Participants (as determined by the Company) who have met the requirements of Section 2.1, by using a ratio method where each Participant receives an amount in a ratio represented by his or her Compensation for the Plan Year as it bears to the Test Compensation of all such Participants for such Plan Year. Such contributions shall be fully (100%) vested at all times, shall be contributed to the Plan no later than the end of the Plan Year being tested, and shall be subject to the withdrawal restrictions which are applicable to Before-Tax Savings Contributions. Such contributions shall be considered “Qualified Non-Elective Contributions” under applicable Treasury Regulations. Notwithstanding the foregoing, the Company, in its discretion, may make Qualified Non-Elective Contributions to the Account of some or all Participants in any form and manner permitted by applicable Treasury Regulations.

Any such excess Before-Tax Savings Contributions recharacterized as After-Tax Savings Contributions or distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.1(e)(2) for the Participant’s taxable year ending with or within the Plan Year.

(4)    Excess Before-Tax Savings Contributions shall be determined by the Committee in accordance with this Section 3.10(e). The Committee shall calculate a tentative reduction amount to the Before-Tax Savings Contributions of the Highly

Compensated Employee(s) with the highest actual deferral percentage equal to the amount which, if they were actually reduced, would enable the Plan to meet the limits in subsection (d)(2) or to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage, and the process shall be repeated until the limits in (d)(2) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions.” The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees. The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess Before-Tax Savings Contributions) shall be determined as follows: (i) the Before-Tax Savings Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Savings Contributions shall be refunded to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Before-Tax Savings Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Before-Tax Savings Contributions of the Highly Compensated Employee(s) with the next-highest Before-Tax Savings Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of Before-tax Savings Contributions refunded equals the total amount of Refundable Contributions. The earnings attributable to excess Before-Tax Savings Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess Before-Tax Savings Contributions and earnings attributable to the Before-Tax Savings Contributions.

(5)    If the Committee determines that an amount to be deferred pursuant to the election provided in Section 3.1 would cause Company contributions under this and any other tax-qualified retirement plan maintained by any Company to exceed the applicable deduction limitations contained in Code Section 404, or to exceed the maximum Annual Addition determined in accordance with Section 4.1, the Committee may treat such amount in accordance with the rules in subsection (d)(3)(iii) hereof.

(6)    In the discretion of the Committee, the tests described in this Section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code. For purposes of determining whether the Plan satisfies the requirements of this subsection (d), all Before-Tax Savings Contributions and elective contributions under any other Plan maintained by the Company which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this subsection (d), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

(e)    Dollar Limit on Before-Tax Savings Contributions.

(1)    Before-Tax Savings Contributions made on behalf of any Participant under the Plan and all other plans (which are described in subsection (e)(3)) maintained by the Company or a Related Company shall not exceed the limitation under Section 402(g)(1) of the Code for the taxable year of the Participant, as adjusted annually under Section 402(g)(5) of the Code, and shall be effective as of January 1 of each calendar year. Effective January 1, 2002, the limitation on Before Tax Savings Contributions shall be the limitation contained in Section 402(g) of the Code. Contributions permitted under Section 3.10 of the Plan and Section 4.14(v) of the Code shall not be deemed to violate such limitation.

(2)    In the event that the dollar limitation provided for in subsection (e)(1) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by the first March 1 following the close of the Participant’s taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by the first April 15th thereafter. In determining the excess amount distributable with respect to a Participant’s taxable year, excess Before-Tax Savings Contributions previously distributed or redesignated as After-Tax Savings Contributions for the Plan Year beginning with or within such taxable year shall reduce the amount otherwise distributable under this paragraph (2).

(3)    In the event that a Participant is also a participant in (i) another qualified cash or deferred arrangement as defined in Code Section 401(k), (ii) a simplified employee pension, as defined in Code Section 408(k), or (iii) a salary reduction arrangement, within the meaning of Code Section 3121(a)(5)(D), and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and the Plan cumulatively exceed the dollar limit under this subsection (e) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Before-Tax Savings Contributions made on his behalf under the Plan be reduced by an amount specified by the Participant. The Committee shall then distribute such excess in the same manner as provided in subsection (e)(2).

3.2 -    After-Tax Savings Contributions.

(a)    Election to Make After-Tax Savings Contributions.

(1) Subject to the limitations of Sections 3.4 and 4.1, each Participant may elect to make After-Tax Savings Contributions on his own behalf in accordance with procedures prescribed by the Committee in whole percentages from 1% to 15% of the portion of said Participant’s Plan Compensation other than Variable Pay for each payroll period and/or from 1% to 80% of said Participant’s Variable Pay. Notwithstanding the foregoing, the sum of the After-Tax Savings Contributions and the Before-Tax Savings Contributions by a Participant in a Plan Year shall not exceed 15% of said Participant’s Plan Compensation other than Variable Pay and 80% of said Participant’s Variable Pay.

Notwithstanding the foregoing paragraph, a Participant is not eligible to elect to make After-Tax Savings Contributions of a percentage greater than 15% of the portion of his or her Plan Compensation consisting of Variable Pay in any year that he or she is also eligible to be a participant in the Restoration Plan. Furthermore, the combined total of Before-Tax Savings Contributions and After-Tax Savings Contributions of such a Participant may not exceed 15% of Plan Compensation.

(2)    Effective January 1, 2002, subject to the limitations of Section 3.4 and 4.1, each Participant may elect to make After-Tax Savings Contributions on his own behalf in accordance with procedures established by the Committee in whole percentages from 1% to 15% of said Participant’s Plan Compensation.

(b)    Status of After-Tax Savings Contributions. To make After-Tax Savings Contributions under this Section, the Company will deduct from the Participant’s compensation the amount authorized by the Participant, and shall withhold income taxes on such amount. The Company will then contribute the amount authorized by the Participant, reduced by withheld income taxes, to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Company’s general assets; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the date on which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA.

(c)    General Limitations on After-Tax Savings Contributions. As of the last day of the Plan Year, the Committee shall determine the amount of After-Tax Savings Contributions in excess of those permitted under Section 3.4 of the Plan, and any excess shall be distributed to the Participant responsible for the excess After-Tax Savings Contributions as provided in Section 3.4(c).

3.3 -    Company Matching Contributions.

(a)    Subject to the limitations of this Section 3.3, Section 3.4, and Section 4.1, for each Plan Year the Company shall make Company Matching Contributions to the Plan as follows:

(1)    Prior to January 1, 2007:

(A)    To the extent a Participant’s Company Matching Contributions are invested in the Beckman Coulter Stock Fund in accordance with Section 3.7(b)(2), the Company Matching Contribution shall be equal to 70% of the sum of the Participant’s Before-Tax Savings Contributions, After-Tax Savings Contributions and (effective January 1, 2002) Catch-Up Contributions for the Plan Year on up to 5% of such Participant’s Plan Compensation;

(B)    To the extent a Participant’s Company Matching Contributions are invested in the Investment Funds other than the Beckman Coulter Stock Fund in accordance with Section 3.7(b), the Company Matching Contribution shall be equal to 50% of the sum of the Participant’s Before-Tax Savings Contributions, After-Tax Savings Contributions and (effective January 1,

2002) Catch-Up Contributions for the Plan Year on up to 5% of such Participant’s Plan Compensation.

(2)    On and after January 1, 2007, the Company Matching Contribution shall be equal to 50% of the sum of the Participant’s Before-Tax Savings Contributions, After-Tax Savings Contributions and Catch-Up Contributions for the Plan Year on up to 7% of such Participant’s Plan Compensation.

The Company shall pay to the Trustee the Company Matching Contributions for any Plan Year within the time prescribed by law, including extensions of time, for the filing of the Company’s federal income tax return for the Fiscal Year ending with or within the Plan Year to which the contribution relates.

(b)    Allocation of Company Matching Contributions. The Company Matching Contributions for any Plan Year shall be allocated to the Company Matching Account maintained for the Participant on behalf of whom the contribution under Section 3.3(a) was made.

3.4 -    Section 401(m) Limitations on After-Tax Savings Contributions and Company

           Matching Contributions.

(a)    The Committee will estimate, as soon as practical, before the close of the Plan Year and at such other times as the Committee in its discretion determines, the extent, if any, to which After-Tax Savings Contributions may not be available to any Participant or class of Participants under Code Section 401(m). In accordance with any such estimate, the Committee may modify the limits in Section 3.2 or set initial or interim limits, for After-Tax Savings

Contributions relating to any Participant or class of Participants. After determining the amount of excess Before-Tax Savings Contributions, if any, under subsections 3.1(d)(1) and (2), the Committee shall determine the aggregate contribution percentage under (b) below.

(b)    For each Plan Year, a contribution percentage will be determined for each Employee meeting the requirements of Section 2.1 equal to the ratio of the total amount of the Employee’s After-Tax Savings Contributions and Company Matching Contributions allocated under Sections 3.2 and 3.3 for the Plan Year divided by the Employee’s Test Compensation in the Plan Year. For purposes of this Section 3.4, the Committee, in its sole discretion, may treat all or any part of the Before-Tax Savings Contributions as Company Matching Contributions to the extent permitted by Treasury Regulations. Except as otherwise permitted by the Code or Treasury Regulations, any such Before-Tax Savings Contributions that are treated as Company Matching Contributions shall not be treated as Before-Tax Savings Contributions for purposes of Section 3.1(d)(2). To the extent Before-Tax Savings Contributions are treated as Company Matching Contributions for purposes of this Section 3.4, the Plan must satisfy Section 3.1(d)(2) by excluding such amounts from Before-Tax Savings Contributions. Further, any Company Matching Contributions treated as Before-Tax Savings Contributions under Section 3.1(d) shall not be used to satisfy the requirements of this Section 3.4, except as otherwise permitted by the Code or Treasury Regulations. An Employee’s Test Compensation taken into account for purposes of this Section 3.4 shall be limited to Test Compensation received during the Plan Year while the Employee is an Eligible Employee. Except as otherwise provided in this Section 3.4(b), with respect to Employees who have met the requirements of Section 2.1, who have made no After-Tax Savings Contributions and for whom there were no Company Matching Contributions under the Plan, such contribution percentage will be zero. The average of the contribution percentages for Highly Compensated Employees in the Plan Year (the “High Average”) when compared with the average of the contribution percentages for non-Highly Compensated Employees in the preceding Plan Year (the “Low Average”) must meet one of the following requirements:

(1)    The High Average is no greater than 1.25 times the Low Average; or

(2)    The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(c)    If, pursuant to the estimates by the Committee under (b) above, the contribution percentage for any Plan Year for Highly Compensated Employees exceeds the limits established in (b), the excess contributions for such Plan Year, and any earnings attributable thereto (calculated using one of the methods permitted by applicable Treasury Regulations), shall be distributed to the Highly Compensated Employees within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of the Plan Year. After-Tax Savings Contributions and Company Matching Contributions shall be determined by the Committee in accordance with this Section 3.4(c). The Committee shall calculate a tentative reduction amount to the Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in (b) above, or to cause the contribution percentage of such Highly Compensated Employee(s) to equal the actual contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage, and the process shall be repeated until the limits in (b)

above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable After-Tax or Matching Contributions.” The entire aggregate amount of the Refundable After-Tax or Matching Contributions shall be refunded to Highly Compensated Employees. The amount to be refunded to each Highly Compensated Employee (which shall constitute his excess After-Tax Savings Contributions and Company Matching Contributions) shall be determined as follows: (i) the After-Tax Savings Contributions and Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of After-Tax Savings Contributions and Company Matching Contributions shall be refunded to the extent that there are Refundable After-Tax or Matching Contributions or to the extent necessary to cause the dollar amount of After-Tax Savings Contributions and Company Matching Contributions of such Highly Compensated Employee(s) to equal the dollar amount of After-Tax Savings Contributions and Company Matching Contributions made with respect to the Highly Compensated Employee(s) with the next-highest After-Tax Savings Contributions and Company Matching Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of After-Tax Savings Contributions and Company Matching Contributions refunded equals the total amount of Refundable After-Tax or Matching Contributions. For each Highly Compensated Employee for whom contributions are to be refunded, After-Tax Savings Contributions shall first be returned; if such Highly Compensated Employee has no more After-Tax Savings Contributions and a further refund of contributions is needed, Company Matching Contributions shall be reduced; provided, however, that if the sum of a Participant’s After-Tax Savings Contributions and Before-Tax Savings Contributions falls below five percent as a result of the return of After-Tax Savings Contributions, Company Matching Contributions shall be reduced so that Company

Matching Contributions do not exceed fifty percent of the sum of the After-Tax Savings Contributions and Before-Tax Savings Contributions which remain in the Plan. The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s excess contributions and earnings attributable to the contributions.

(d)    The tests of Sections 3.1(d)(2) and 3.4(b) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Sections 401(m)(9), 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii). For purposes of determining whether the Plan satisfies the requirements of this section, all Before-Tax Savings Contributions, After-Tax Savings Contributions, and Company Matching Contributions under any other Plan maintained by the Company which is aggregated with the Plan for purposes of Section 401(a) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. Furthermore, if two or more plans are permissively aggregated for purposes of the test described in this section, the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan. If it is necessary to make corrections concerning the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9), the correction shall be made first by reducing and refunding After-Tax Savings Contributions to Highly Compensated Employees who made such contributions (if any), and second, if necessary, by reducing and refunding the Before-Tax Savings Contributions of Highly Compensated Employees. All Highly Compensated Employees shall be subject to such correction. The multiple use test described in this subsection and in Treasury Regulation Section 1.401(m)-2 shall not apply for Plan Years beginning on or after January 1, 2002.

3.5 -    Change in Percentage or Discontinuance of Contributions; Committee Rules.

A Participant’s Before-Tax Savings Contributions percentage, After-Tax Savings Contributions percentage and (effective January 1, 2002) election concerning Catch-Up Contributions will remain in effect, notwithstanding any change in Plan Compensation, until the Participant elects to discontinue such Contributions or to change the percentage. A Participant may elect as of the first day of each pay period (or such other time established by the Committee) to discontinue, resume or change the percentage of his Before-Tax Savings Contributions, After-Tax Savings Contributions or (effective January 1, 2002) Catch-Up Contributions, by electing to do so in the manner and at the time prescribed by the Committee.

A Participant who is also a participant in the Restoration Plan for a Plan Year shall be permitted to change his or her election of Before-Tax Savings Contributions or (effective January 1, 2002) Catch-Up Contributions effective as of the first day of a Plan Year, and shall be entitled to change his or her election of After-Tax Savings Contributions during a Plan Year, in each case according to the manner prescribed by the Committee.

Notwithstanding the foregoing paragraphs, a Participant who is a participant in the Restoration Plan for a Plan Year shall not be permitted to change, discontinue, or resume his or her election of Before-Tax Savings Contributions or (if applicable) Catch-Up Contributions during that Plan Year; provided, however, that such a Participant may elect, in a manner prescribed by the Committee, to completely discontinue all Before-Tax Savings Contributions, Catch-Up Contributions (if applicable) and After-Tax Savings Contributions under the Plan; provided, however, such a Participant must concurrently discontinue contributions under the

Restoration Plan and, if applicable, the Deferred Compensation Plan, and such a Participant may not resume contributions to the Plan or such other plans for the remainder of the Plan Year and the following Plan Year. In addition, a Participant who is also a participant in the Deferred Compensation Plan who discontinues his or her salary and/or bonus deferrals during the year under the Deferred Compensation Plan must at the same time discontinue all Before-Tax Savings Contributions, Catch-Up Contributions (if applicable) and After-Tax Savings Contributions under this Plan and the Restoration Plan. Such a Participant may not resume contributions to this Plan or such other plans for the remainder of the Plan Year and the following Plan Year.

For Plan Years commencing before January 1, 2002, if a Participant who is a participant under the Restoration Plan does not, during the period prior to a Plan Year prescribed by the procedures established by the Committee, submit a new election concerning his or her Before-Tax Savings Contributions for the following Plan Year, he or she shall be deemed to have initially elected no Before-Tax Savings Contributions for such Plan Year, but shall be entitled to change his or her election concerning Before-Tax Savings Contributions under the procedures of the Plan applicable to Participants who are eligible for, but do not participate in, the Restoration Plan.

The Committee may permit telephonic and on-line elections or change elections and establish rules regarding telephonic and on-line elections. The Committee may establish other rules concerning Before-Tax Savings Contributions, After-Tax Savings Contributions, and (effective January 1, 2002) Catch-Up Contributions. By way of example and not of limitation, such rules may include the following:

(a)    Rules specifying maximum and/or minimum Before-Tax Savings Contributions and/or After-Tax Savings Contributions, either as dollar or percentage amounts;

(b)    Rules specifying the frequency with which contribution elections may be changed (and the effective dates of such change elections);

(c)    Rules establishing specific pay periods for which Before-Tax Savings Contributions, After-Tax Savings Contributions and/or (effective January 1, 2002) Catch-Up Contributions may be made; and

(d)    That contribution elections and any changes to Before-Tax Savings Contributions, After-Tax Savings Contributions and/or (effective January 1, 2002) Catch-Up Contributions be made on forms established by the Committee.

3.6 -    Rollover Contributions.

(a)    A Covered Employee (other than a Covered Employee who is not expected to satisfy the eligibility requirements of Section 2.1), regardless of whether he has yet satisfied the eligibility requirements of Section 2.1, who has received a distribution from a plan which meets the requirements of Section 401(a) of the Code may, in accordance with procedures approved by the Committee, contribute the distribution received from the other plan to the Trust; provided that the distribution is eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Section 402(c) of the Code. An individual who was a Covered Employee as of July 1, 2000 or thereafter, who receives a lump sum distribution from (i) the

Beckman Coulter, Inc. Pension Plan on or after July 1, 2000, (ii) the Beckman Coulter, Inc. Retirement Account Plan I on or after January 1, 2008 or (iii) the Beckman Coulter, Inc. Retirement Account Plan II on or after January 1, 2009, and who otherwise has an Account in this Plan, shall be permitted to rollover such lump sum distribution to this Plan (provided the other requirements of this Section are satisfied). Effective January 1, 2002, and subject to the other requirements of this section, the Plan will accept rollovers from a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of the state, and an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code to the extent that the distribution from such plan is eligible to be rolled over and would otherwise be includable in gross income.

(b)    The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a contribution, as it deems necessary or desirable to determine that the proposed contribution will meet the requirements of this Section. Upon approval by the Committee, the amount contributed shall be deposited in the Trust and shall be credited to an account which shall be referred to as the “Rollover Account.” Such account shall be 100% vested in the Employee and shall share in income allocations as provided in the Plan, but shall not share in contribution allocations.

(c)    Upon such contribution by a Covered Employee who has not yet completed the participation requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

3.7 -    Investment of Accounts.

(a)    Separate Investment Funds shall be established and maintained by the Committee under the Plan. The Committee may, in its discretion, terminate any Investment Fund. Pursuant to Section 7.3(b), the Committee shall determine the number of Investment Funds and the Committee, the Trustee or the Investment Manager shall determine the investments to be made under the Investment Funds; provided that, pursuant to procedures and guidelines adopted by the Committee, one of the Investment Funds may be a “brokerage window” under which Participants may determine the investments. In addition to such other limits and rules as may be established by the Committee, investment in the brokerage window shall be limited to Participants’ After-Tax Savings Accounts, Before-Tax Savings Accounts, and Rollover Accounts. Participants shall be responsible for payment of all fees and expenses incurred with respect to the establishment of a brokerage window and with respect to investment activities engaged in through the brokerage window. One Investment Fund shall be a Beckman Coulter Stock Fund, which is a pool of assets maintained by the Trustee, invested in common stock of the Company (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee’s discretion to provide liquidity for such fund). Any cash dividends on common stock of the Company in the Beckman Coulter Stock Fund shall be reinvested in common stock of the Company.

(b)    Pursuant to procedures established by the Committee and subject to the other provisions of this Section 3.7, each Participant shall have the right and obligation to designate in which of the Investment Funds his Accounts will be invested, and to change such designation. Designations shall be in 1% increments, unless the Committee provides otherwise, and shall total 100%. The designation shall be on such forms as are approved by the Committee or pursuant to such other methods (including telephonic transfers) as may be authorized by the Committee. The Committee shall describe to the Participants the investments to be made under each Investment Fund in such detail as the Committee deems appropriate in its sole discretion. Up to 100% of the Trust assets may be invested in common stock of the Company; the amount of Trust assets that may be invested in common stock of the Company will be the amount selected by the Participants to be so invested. If a Participant does not make an election with respect to the investment of his Accounts, they will be invested in the Investment Fund selected by the Committee as announced to Participants.

(1)    A Participant may change the allocation of contributions or transfer Investment Fund balances according to the procedures established by the Committee and subject to any restrictions imposed by the Committee. Such changes or transfers shall be designated in 1% increments (or such other method established by the Committee). If a Covered Employee makes a Rollover Contribution at the time he is not yet a Participant, he shall allocate the Rollover Contribution among the available Investment Funds. If a Participant makes a Rollover Contribution, the Rollover Contribution shall be allocated according to the Participant’s existing election, unless the rules established by the Committee provide otherwise.

(2)    A Participant may not transfer Account balances attributable to Company Matching Contributions from the Beckman Coulter Stock Fund to any other Investment Fund, except that transfers to another Investment Fund are permitted: (A) with respect to the portion of such Account balance attributable (following adjustments for investment gains and losses) to Company Matching Contributions which were first credited to the Participant’s Company Matching Account on or after September 1, 1998 and invested in the Beckman Coulter Stock Fund prior to the first day of the month occurring one year before the date of the transfer, provided that this one year restriction is not applicable to any Participant who has incurred a Severance from Service and has not been subsequently reemployed; (B) on or after the first day of the month following the Participant’s 55th birthday; or (C) on or after September 1, 2003 with respect to Company Matching Contributions which were first credited on or before August 31, 1998. The foregoing limitations of this paragraph (2) shall not apply to any Company Matching Contributions which were credited to a Participant’s Company Matching Account and were initially invested in an Investment Fund other than the Beckman Coulter Stock Fund. The foregoing limitations of this paragraph (2) shall not apply on or after December 31, 2006 with respect to any investments in the Beckman Coulter Stock Fund.

(c)    All investment elections by Participants under this Section shall be made only in accordance with the administrative procedures established from time to time by the Committee and shall be subject to such reasonable guidelines and limitations as the Committee shall deem to be appropriate for the efficient administration of the Plan. Pending implementation of a

Participant’s investment election, the Trustee may hold the funds that are the subject of such election temporarily in cash or cash equivalent investments.

3.8 -    Valuation of Accounts.

(a)    The value of the Accounts invested in the Investment Funds shall be established on each Valuation Date by the Trustee or the Investment Manager, and investment gains or losses shall be allocated to such Accounts according to the investment elections of Participants. Transactions involving the Beckman Coulter Stock Fund (such as a transfer, withdrawal or loan involving common stock of the Company) shall take into account such settlement period as may be administratively appropriate, and the values of the Investment Funds involved in such transactions shall be based upon the share price determined at the end of the settlement period. Furthermore, transactions involving Investment Funds other than the Beckman Coulter Stock Fund may, for administrative reasons, be accomplished with the use of settlement periods during which proceeds will not be invested.

(b)    Notwithstanding anything to the contrary herein, if the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Participants and Beneficiaries or could be more readily implemented, the Committee may substitute such alternative; provided that any such alternative method must result in Plan earnings being allocated on the general basis of Account balances.

(c)    Amounts invested in the Beckman Coulter Stock Fund shall be invested in common stock of the Company (except for cash or cash equivalents pending distribution or investment and a short-term investment component which may be retained in the Committee’s discretion to provide liquidity for such fund). Cash dividends received on the common stock of the Company shall be used to purchase additional shares of common stock of the Company. Stock dividends and stock splits on the common stock of the Company shall be reflected by an adjustment to the number of shares of common stock of the Company held in the Beckman Coulter Stock Fund.

(d)    Full and fractional shares of common stock of the Company allocated to a Participant’s Accounts will be voted by the Trustee according to the Participant’s instructions. Unless the Committee determines otherwise, the Trustee will not vote shares of stock allocated to Participant’s Accounts for which instructions are not received from Participants. Shareholder rights with respect to common stock of the Company, other than voting rights, which can be exercised by Participants may be passed through to Participants and exercised in a similar manner to voting rights or will be exercised in such other manner as is legally required. However, where the circumstances (such as the lack of time or the lack of liquid funds to satisfy a requirement to pay for additional shares of stock) make it impractical to pass such rights through to Participants and no other specific legal requirement exists, the rights will be exercised (or sold) by the Trustee in a manner that the Trustee deems prudent under the circumstances and otherwise consistent with the fiduciary standards of ERISA.

3.9 -    Notification of Participants.

The Committee shall at least quarterly notify each Participant with respect to the status of such Participant’s Accounts as of such date. In addition, the Committee may notify each

Participant of the status of his Accounts as of any other date chosen by the Committee. Such notification shall not vest in any participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth herein. Neither the Company, the Trustee, nor the Committee to any extent warrants, guarantees or represents that the value of any Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed thereto.

3.10 -    Catch-Up Contributions.

Effective January 1, 2002, all Participants who are eligible to make Before-Tax Savings Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Except as provided herein, Catch-Up Contributions are subject to the Plan provisions governing Before-Tax Savings Contributions.

ARTICLE IV

LIMITATION ON ANNUAL ADDITIONS

4.1 -    Section 415 Limitations.

Notwithstanding anything else contained herein, the Annual Additions to all the Accounts of a Participant shall not exceed the lesser of $30,000 (effective January 1, 2002, $40,000) (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 25% (effective January 1, 2002, 100%) of the Participant’s Section 415 Compensation from the Company and all Related Companies during the Plan Year, in accordance with the provisions of Appendix A attached hereto.

ARTICLE V

VESTING

5.1 -    Fully Vested Accounts.

A Participant’s Before-Tax Savings Account, After-Tax Savings Account and Rollover Account shall be 100% vested and nonforfeitable.

5.2 -    Company Matching Account.

(a)    Pre-2007 Participants. Each Participant who was an Employee on or before December 31, 2006 (a “Pre-2007 Participant”) shall be fully vested in his Company Matching Account to the extent not previously forfeited. Company Matching Contributions made to Pre-2007 Participants shall be fully vested. For avoidance of doubt, an individual who was an Employee at any time on or before December 31, 2006 shall be considered a Pre-2007 Participant if he is rehired at any time.

(b)    Post-2006 Participants. Each Participant who was not an Employee at any time on or before December 31, 2006 (“a Post-2006 Participant”) shall be 0% vested in the Participant’s Company Matching Account until (i) the Participant completes a Period of Service of three years, or (ii) if earlier and while then an Employee, the Participant reaches Normal Retirement Age, has a Severance from Service determined by the Company to be the result of a layoff, or dies. Upon the first to occur of an event in the preceding sentence, a Post-2006 Participant shall become fully vested in his Company Matching Account. For purposes of this

Section 5.2(b), any Participant who first becomes a Covered Employee on or after January 1, 2007 but who, prior to January 1, 2007, was (1) a Leased Employee, (2) classified by the Company as an intern, or (3) employed by a foreign subsidiary of the Company, shall be treated as a ‘Post-2006 Participant’.

(c)    Forfeiture and Reinstatement. If a Post-2006 Participant terminates employment with the Company before completing a three-year Period of Service, such Participant’s Company Matching Account shall be forfeited upon the earlier to occur of (1) the Participant receiving a distribution of all of his or her vested Accounts or (2) the completion of an uninterrupted six-year Period of Severance. Any such forfeiture shall reduce the Company’s Company Matching Contribution for the year in which such forfeiture occurs. If a former Participant who suffered a forfeiture of his Company Matching Account is re-employed as an Employee of the Company before incurring an uninterrupted six-year Period of Severance and repays to the Plan all money distributed from his Accounts prior to sixty months after such reemployment, any amount so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the date on which the forfeiture occurred) shall be reinstated to the Participant’s Company Matching Account within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year’s contribution by the Company to the Plan. Such reinstatement shall initially be invested in the R. Rowe Price Retirement Fund that corresponds to an assumed retirement age of 65 (or the successor to such Investment Fund).

ARTICLE VI

DISTRIBUTIONS

6.1 -    After-Tax Savings Account Withdrawal.

A Participant may withdraw part or all of his After-Tax Savings Account. Such withdrawal may be made by written notice (or other method determined by the Committee) filed with the Committee prior to the intended withdrawal date. A withdrawal under this Section 6.1 may be taken only in the form of cash. A withdrawal under this Section 6.1 may be taken only in cash to the extent the After-Tax Savings Account being withdrawn is not invested in stock of the Company. To the extent the After-Tax Savings Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind. To the extent that the amount being withdrawn is invested in stock of the Company, the amount to be withdrawn shall be adjusted so that the amount reflects the proceeds of the sale of full shares and/or units.

6.2 -    Non-Hardship Withdrawal.

A Participant may withdraw part or all of the amounts credited to the following Accounts as of August 31, 1998, provided that such amounts are withdrawn from the Accounts in the following order:

(a)    After-Tax Savings Account;

(b)    Rollover Account;

(c)    If the Participant is fully vested, the Company Matching Account (provided that only such portion of the Company Matching Account as is attributable to Company Matching Contributions made at least two years prior to August 31, 1998 may be withdrawn).

A withdrawal under this Section 6.2 may be taken only in cash to the extent the Account being withdrawn is not invested in stock of the Company. To the extent the Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind. To the extent that the amount being withdrawn is invested in stock of the Company, the amount to be withdrawn shall be adjusted so that the amount reflects the proceeds of the sale of full shares and/or units. A Participant’s aggregate withdrawals under this Section 6.2 from each of his After-Tax Savings Account, Rollover Account, and Company Matching Account shall not exceed the balance credited to such Account as of August 31, 1998.

6.3 -    Rollover Account Withdrawal.

A Participant may withdraw part or all of his Rollover Account. Such withdrawal may be made by written notice (or other method determined by the Committee) filed with the Committee prior to the intended withdrawal date. A withdrawal under this Section 6.3 may be taken only in the form of cash. A withdrawal under this Section 6.3 may be taken only in cash to the extent the Account being withdrawn is not invested in stock of the Company. To the extent the Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind. To the extent that the amount being withdrawn is invested in stock of the Company, the amount to be withdrawn shall be adjusted so that the amount reflects the proceeds of the sale of full shares and/or units.

6.4 -    Hardship Withdrawal.

(a)    Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals may be permitted to meet a financial hardship resulting from:

(1)    Uninsured medical expenses incurred by the Participant, or the Participant’s spouse or dependent (for this purpose, as defined in Section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d(1)(B) thereof), or necessary for these persons to obtain such medical care, provided that, for purposes of Section 213(a) of the Code and this clause (1), a primary Beneficiary of the Participant (as described in Q&A-5 of Notice 2007-7) shall be treated as the Participant’s spouse or a dependent;

(2)    The purchase (excluding mortgage payments) of a principal residence of the Participant;

(3)    The payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d(1)(B) thereof) or a primary Beneficiary of the Participant (as described in Q&A-5 of Notice 2007-7);

(4)    The prevention of eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant’s principal residence;

(5)    Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (d)(1)(B) thereof) or a primary Beneficiary of the Participant (as described in Q&A of Notice 2007-7);

(6)    Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(7)    Any other event described in Treasury Regulations or rulings as an allowable “safe harbor” hardship distribution and approved by the Committee as a reason for permitting distribution under this section.

The Committee shall determine, in a non discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship and is not reasonably available from other resources of the Participant. The amount of the withdrawal may be increased by 10% to 30% to cover taxes on the withdrawal.

(b)    Withdrawals pursuant to this Section 6.4 may only be made from a Participant’s Before-Tax Savings Account (excluding investment gains attributable to contributions on or after January 1, 1988), Company Matching Account, Coulter Profit Sharing Account, and the Coulter Flex Account, and shall be made on a pro rata basis from such Accounts. A withdrawal under this Section 6.4 may be taken only in the form of cash. A withdrawal under this Section 6.4 may be taken only in cash to the extent the Account being withdrawn is not invested in stock of the Company. To the extent the Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind. To the extent that the amount being withdrawn is invested in stock of the Company, the amount to be withdrawn shall be adjusted so that the amount reflects the proceeds of the sale of full shares and/or units.

(c)    If a Participant makes a withdrawal pursuant to this Section 6.4, he shall be unable to elect that any Before-Tax Savings Contributions or After-Tax Savings Contributions or any other employee contributions be made on his behalf under the Plan or under any other plan maintained by the Company or a Related Company until the first day of the first pay period occurring twelve months following his withdrawal or longer if applicable under other plan rules; provided, however, that for a Participant who receives a distribution after December 31, 2001 under this Section 6.4, the limitation on the ability to make contributions under this Plan or under any other plan maintained by the Company or a Related Company shall be six months, rather than twelve months. For purposes of the preceding sentence, a plan includes any qualified plan or nonqualified plan of deferred compensation and any stock purchase or stock option plan, but does not include cafeteria plans or any other health or welfare benefit plans. Any amount refunded to the Participant upon suspension of contributions to an employee stock purchase plan shall reduce the withdrawal available. The limitation under Code Section 402(g) referred to in Section 3.1(e) shall be adjusted in the first taxable year of the Participant commencing after a withdrawal under this Section. The adjusted limitation shall be (i) the limitation which applies in the first taxable year of the Participant commencing after the withdrawal, less (ii) the Before-Tax Savings Contributions which had been made on behalf of the Participant in the taxable year of the Participant in which the withdrawal occurred. For a Participant who receives a distribution after December 31, 2001 under this Section 6.4, the limitation under Code Section 402(g) referred to in Section 3.1(e) shall not be adjusted in the taxable year of the Participant commencing after the withdrawal. With respect to a Participant whose suspension period for making Before-Tax Savings Contributions or After-Tax Savings Contributions as described above ends after December 31, 2007 (other than a Participant described in Appendix H), Before-Tax Savings Contributions and/or After-Tax Savings Contributions, as applicable, will automatically recommence at the end of such suspension period (in amounts equal to the Participant’s elections in effect at the time of such suspension), and will be invested in accordance with the Participant’s investment directions in effect at the time of such suspension, unless the Participant affirmatively elects otherwise.

(d)    Except as may otherwise be permitted under Section 1.401(k)-1(d)(3) of the Treasury Regulations, a Participant shall not be permitted to make any withdrawals from his Before-Tax Savings Account pursuant to this Section until he has obtained all distributions (including distribution of ESOP dividends under Section 404(k) of the Code, but not including hardship distributions) and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company. For this purpose, distribution of an

ESOP dividend shall be considered to be currently available during the period between the record date for the dividend and the date the dividend is paid by the Company to its shareholders.

6.5 -    Age 59-1/2 Withdrawal.

After attaining age 59-1/2, a Participant may withdraw part or all of his Accounts. Such withdrawal may be made by written notice (or other method determined by the Committee) filed with the Committee prior to the intended withdrawal date. Withdrawals pursuant to this Section 6.5 shall be made from a pro rata basis from all such Accounts; provided that each Participant in the Plan on August 31, 1998 may elect in connection with any withdrawal pursuant to Section 6.5 to have the withdrawal from his Accounts made in the following order (an Account which precedes another Account must be fully withdrawn before the subsequent Account may be withdrawn): (i) Before-Tax Savings Account; (ii) After-Tax Savings Account; (iii) Rollover Account; (iv) Company Matching Contribution Account; (v) Coulter Profit Sharing Account; and (vi) Coulter Flex Account.

A withdrawal under this Section 6.5 may be taken only in cash to the extent the Account being withdrawn is not invested in stock of the Company. To the extent the Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind. To the extent that the amount being withdrawn is invested in stock of the Company, the amount to be withdrawn shall be adjusted so that the amount reflects the proceeds of the sale of full shares and/or units.

6.6 -    Termination Withdrawal.

(a)    Benefits shall become distributable to a Participant or his Beneficiary (in the case of death) upon a Severance from Service.

(b)    The benefits distributable to the Participant upon a Severance from Service shall be the amounts credited to the Participant’s Accounts, with the value of the accounts to be determined pursuant to Section 6.8.

(c)    Notwithstanding the foregoing, if the nonforfeitable balance in the Participant’s Accounts on the Valuation Date immediately following the Severance from Service exceeds $1,000, distribution shall be made upon a Severance from Service only if the Participant so requests or consents to a distribution of the nonforfeitable balance of his Accounts in writing. An explanation of the Participant’s right to defer distribution of the nonforfeitable balance of his Accounts shall be provided to the Participant no less than 30 and no more than 180 days before such distribution is to be made (consistent with such regulations as the Secretary of the Treasury may prescribe). If a Participant does not so request or consent, (unless Treasury Regulations otherwise provide and the Committee adopts different rules) distribution of the amounts payable shall be delayed until the latest date permitted under Section 6.10. If the nonforfeitable balance of the terminating Participant’s Accounts is a distribution to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice described above is given, provided that: (i) the Committee clearly informs the Participant that the Participant has the right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects an immediate distribution.

(d)    A withdrawal under this Section 6.6 may be taken only in cash to the extent the Account being withdrawn is not invested in stock of the Company. To the extent the Account being withdrawn is invested in stock of the Company, the Participant may specify that the withdrawal be paid in cash and/or in kind in 10% increments, provided that no fractional shares or units shall be distributed in kind.

(e)    A distribution pursuant to this Section 6.6 shall be in the form of a single lump sum payment, unless a Participant elects one of the alternative forms of payment described below. A participant may elect, in lieu of a lump sum payment:

(1)    Payment in substantially equal cash installments over a fixed period of time not to exceed 30 years (subject to Section 6.10(b)); or

(2)    Partial distributions. Partial distributions are processed in the following order: (i) After-Tax Account; (ii) Rollover Account; (iii) Before-Tax Account; (iv) Company Matching Account; (v) Retirement Plus Account; (vi) Coulter Pension Plan Account; (vii) Coulter Profit Sharing Account; and (viii) Coulter Flex Account.

If a Participant has elected installment payments under this Section 6.6(e), the Participant may at any time elect any other form of payment then available under the Plan with respect to the portion of the Participant’s vested Accounts that had not previously been distributed.

6.7 -    Withdrawal Due to Death

(a)    In the event of the death of the Participant, the nonforfeitable balance of the Participant’s Accounts will be payable to the Participant’s Beneficiary or Beneficiaries as determined under Section 2.4 in the following manner:

(1)    If this nonforfeitable balance equals $1,000 or less, the balance will be paid to the Beneficiary or Beneficiaries as soon as administratively practical following the end of the year in which the Participant’s death occurs;

(2)    If the nonforfeitable balance exceeds $1,000, and the Participant’s Beneficiary is not the Participant’s spouse, the Beneficiary may defer payment until December 31 of the calendar year which is five years after the date of the Participant’s death; and

(3)    If the nonforfeitable balance exceeds $1,000, and the Participant’s Beneficiary is the Participant’s spouse, the Beneficiary may defer payment of the nonforfeitable balance of the Participant’s Accounts until the earlier of (i) the year in which the Participant would have turned age 70-1/2, or (ii) the year in which the Participant’s spouse turns age 70-1/2.

(b)    If the Beneficiary elects to defer payment, he may select any form of payment permitted under Section 6.6(e).

6.8 -    Special Rules For Withdrawals.

(a)    The total number of withdrawals referred to in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 shall not exceed four in any Plan Year for any Participant. The Committee may adopt additional rules regarding the frequency of withdrawals; provided that each Participant shall have the right to make at least four withdrawals in any Plan Year.

(b)    Except as otherwise provided herein, the withdrawal will be taken on a pro-rata basis from all Investment Funds.

(c)    The value of all withdrawals shall be determined as of the Valuation Date on which the withdrawal is processed according to procedures adopted by the Committee, except as specified in Section 3.8. The check representing the amount of the withdrawal shall be delivered as soon as administratively feasible following the processing of the withdrawal.

(d)    Except as provided in Section 6.6, all distributions shall be single sums.

(e)    Federal (and, where applicable, state) income taxes shall be withheld from any distribution unless such withholding is waived in accordance with applicable law.

(f)    If the Participant does not specify that a withdrawal referred to in Sections 6.2, 6.5 or 6.6 be paid in cash and/or shares, the withdrawal shall be made in cash. If the Participant does not specify the form of any withdrawal which may be made in cash and/or shares, the withdrawal shall be made in cash.

6.9 -    Inability to Locate Participant.

In the case of any distribution of an Account under the Plan, if the Committee is unable to make such payment within three years after payment is due a Participant or Beneficiary because it cannot locate such Participant or Beneficiary, the Trustee shall direct that such amount shall be forfeited and shall be used to reduce future Company Matching Contributions, as in the case of amounts forfeited for any other reason and the assets of the Plan shall be relieved of the liability for such payment. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such Account shall be reinstated from forfeitures of Participants in the Plan occurring during the Plan Year in which such reinstatement occurs; provided, however, that if such forfeitures are not sufficient to provide such reinstatement, an additional Company contribution shall be made for the Plan Year in which reinstatement occurs to cover such reinstatement. Establishment of an Account through such reinstatement shall not be deemed an “annual addition” under Section 415 of the Code or Article IV of the Plan.

6.10 -    Limitations on Distributions.

(a)    Upon the completion of the withdrawal or distribution forms required by the Committee, the Committee shall direct the Trustee to distribute the benefits described in this Article VI promptly, the payment of such benefits to commence, unless the Participant elects otherwise, no later than 60 days following the close of the later of the Plan Year in which (i) the Participant reaches Normal Retirement Age, (ii) the Participant incurs a Severance from Service, or (iii) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan (unless the amount of the Participant’s benefit has not been calculated by that date or the Participant cannot be located, in which case distribution shall begin no later than 60 days after the payment can be calculated or the Participant located). The Participant may elect to defer receipt of benefits to the extent permitted under Section 6.10(b) by refraining from requesting distribution at an earlier time.

(b)    Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the interest of each Participant shall commence to be distributed by April 1 of the calendar year following the later of the calendar year in which the Participant reaches age 70-1/2, or (except for a five percent owner of the Company during the Plan Year in which the Participant attains age 70-1/2), the year the Participant has a Severance from Service. Furthermore, Coulter Employees, as defined in Appendix F, who reach age 70-1/2 shall be permitted to withdraw any or all of their Pension Plan Accounts or Retirement Plus Accounts prior to Severance from Service.

(c)    Shares of common stock of the Company held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

6.11 -    Qualified Domestic Relations Orders.

Subject to the procedures established by the Committee under Section 9.4(b), benefits may be paid from the nonforfeitable balance of a Participant’s Accounts in accordance with a qualified domestic relations order as defined in Code Section 414(p) notwithstanding the fact that the Participant has not reached “earliest retirement age” as defined in the Code.

6.12 -    Direct Rollovers.

(a)    This Section 6.12 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 6.12, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)    Eligible Rollover Distributions. For purposes of this Section 6.12, an “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(1)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more;

(2)     any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

(3)    the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

(4)    hardship withdrawals described in Section 401(k)(2)(B)(i)(IV) of the Code; and

(5)     any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice, or otherwise) is not an Eligible Rollover Distribution.

(c)    Eligible Retirement Plan. For purposes of this Section 6.12, “Eligible Retirement Plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(d)    Distributee. For purposes of this Section 6.12, a “Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(e)    Direct Rollover. For purposes of this Section 6.12, a “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(f)    Modification of Direct Rollover Rules.

(1)    Effective Date. This Section shall apply to distributions made after December 31, 2001.

(2)    Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in this Section 6.12, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code. For distributions made after December 31, 2007, in the case of an Eligible Rollover Distribution to a Beneficiary other than the Participant’s surviving spouse or the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity that will be treated as an inherited individual retirement account or annuity under Section 402(c)(11) of the Code, and such an individual shall be treated as a “Distributee” for purposes of this

Section 6.12. In addition, with respect to Eligible Rollover Distributions made after December 31, 2007, an Eligible Retirement Plan shall also include a Roth IRA as described in Section 408A of the Code, provided that the Distributee is not restricted from making such a rollover from this Plan to a Roth IRA pursuant to Section 408A(c) of the Code.

(3)    Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in this Section 6.12, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

(4)    Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in this Section 6.12, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(g)    If the designated Beneficiary (within the meaning of Code Section 401(a)(9)(E)) of a deceased Participant is not the spouse of the Participant, the Beneficiary may elect that a transfer of the survivor benefit be made directly to an IRA established on behalf of the Beneficiary. Provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution (other than the requirement that the distribution be made to the Participant or the Participant’s spouse) and is made to an IRA that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11), such transfer shall be treated as a direct rollover.

(h)    With respect to Eligible Rollover Distributions made on or after January 1, 2008, an Eligible Retirement Plan shall also include a Roth IRA as described in Code Section 408A, provided that the Distributee is not restricted from making such a rollover from this Plan to a Roth IRA pursuant to Code Section 408A(c).

6.13 -    Employee Stock Ownership Plan Provisions.

(a)    Designation as Employee Stock Ownership Plan. The portion of the Plan invested in the Beckman Coulter Stock Fund at any time is hereby designated as a Stock Bonus Plan and an Employee Stock Ownership Plan.

(b)    All cash dividends on Company Stock allocated to Participants’ Accounts shall be subject to an election of the Participants or, if applicable, their Beneficiaries (“Participant’s Election”). Under the Participant’s Election, the dividends shall be paid to the Plan and reinvested in the Beckman Coulter Stock Fund, except for dividends allocated to any Participant or, if applicable, Beneficiary who elects that such dividends shall be distributed by the Plan in cash. Such Participant’s Election shall be made in a manner prescribed by the Committee (which may include a designation through electronic media). Former Employees who have partially-vested Account(s) remaining in the Plan shall not be entitled to make the Participant’s Election, and the Participant’s Election shall not apply to the Retirement Plus portion of the Plan.

(c)    A Participant or Beneficiary may make or change his Participant’s Election at any time prior to the last business day before the date a dividend is payable. Unless a Participant’s election specifies that the dividend shall be paid in cash, the dividend with respect to a Participant shall be paid to the Plan and reinvested in the Beckman Coulter Stock Fund.

(d)    If a Participant or Beneficiary makes a Participant’s Election to receive a distribution of dividends in cash, such distribution shall be made to such Participant or Beneficiary at the time determined by the Committee, but no later than 90 days after the close of the Plan Year in which the dividend is paid to the Plan. Notwithstanding any other provision of this Plan, a Participant or Beneficiary shall be fully vested in any dividend subject to a Participant’s Election, regardless of whether the Participant or Beneficiary elects a cash distribution or reinvestment with respect to such dividend.

(e)    A Participant having a balance in the Beckman Coulter Stock Fund in an Account subject to the Participant’s Election is entitled to a withdrawal under Section 6.4 only if the Participant elects to receive dividends in cash under a Participant’s Election. A Participant who otherwise qualifies for a withdrawal under Section 6.4 shall be permitted to make a new

Participant’s Election to elect a cash distribution upon applying for a withdrawal under Section 6.4.

ARTICLE VII

THE COMMITTEE

7.1 -    Members.

The Committee is the Benefits Finance and Administration Committee, which is appointed by, and serves at the pleasure of, the Board. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2 -    Committee Action.

A member of the Committee shall serve as Chairman for the Committee, and a Secretary shall be selected. The Secretary need not be a member of the Committee. The Secretary shall keep minutes of the Committee’s proceedings. Records and documents pertaining to the Committee’s administration of the Plan shall be maintained by the Committee or its delegate(s). Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman, any other member or members of the Committee designated by the Chairman, or a representative of the Committee designated by the Committee, may execute any certificate or other written direction on behalf of the Committee.

7.3 -    Rights and Duties.

(a)    The Company shall be the Plan Administrator (as defined in Section 3(16)(A) of ERISA). The Company delegates its duties under the Plan to the Committee. The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(1)    To determine all questions relating to the eligibility of Employees to participate;

(2)    As provided in Section 7.6, to construe and interpret the terms of the Plan and to determine factual issues in the course of administering the Plan;

(3)    To compute, certify to, and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

(4)    To authorize all disbursements by the Trustee from the Trust;

(5)    To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

(6)    To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

(7)    To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

(8)    To appoint a plan administrator or any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and

(9)    To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

(i)    The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, and may, if appropriate, make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(ii)    The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the three preceding sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific references to any provisions of the Plan on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further reviewing the denial of the claim under the Plan, including a statement of the right of the claimant to bring an action under Section 502(a)(3) of ERISA following an adverse benefit determination on review.

(iii)    Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial, (2) specific references to any provisions of the Plan on which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (4) an explanation of the procedure for further reviewing the denial of the claim under the Plan, including a statement of the right of the claimant to bring an action under Section 502(a) of ERISA following an adverse benefit determination on review.

(iv)    The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review. Claimant shall have the right to submit documents, records, issues, comments and other information in writing which relates to the claim for benefits, all of which shall be taken into account regardless of whether it was submitted in the initial benefit determination. The claimant shall be provided upon request and at no charge reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The review shall take into account all comments, documents, records and other information submitted by the claimant, regardless of whether such information was submitted or considered in the initial benefit determination.

(v)    The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after receipt of a request for review from a claimant unless special circumstances (i.e., such as the need to hold a hearing) require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60 day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. In no event shall such extension exceed a period of 60 days from the end of the initial period.

(vi)    The Committee shall provide a claimant with written notice of the Plan’s benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the adverse determination; (2) reference to the specific plan provisions on which the benefit determination is based; (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; (4) a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

(10)    To establish deadlines and procedures for elections to be made by Employees and Participants, including but not limited to, elections to withdraw amounts from the Plan, transfer amounts between Investment Funds, change the percentage of contributions, change the investment of contributions, enroll in the Plan or discontinue contributions.

(b)    The Committee shall have the power to direct the Trustee in writing with respect to the investment of the Trust assets or any part thereof. Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Company and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Committee may appoint one or more Investment Managers, as defined in Section 1.2 of the Plan, to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall not be a Fiduciary with respect to the investment, management and control of Trust assets and shall be subject to the direction of the Committee or the Investment Managers appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Managers, as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

(c)    Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter’s fiduciary responsibilities.

7.4 -    Transmittal of Information.

In order to enable the Committee to perform its functions, the Company shall supply to the Committee such pertinent facts concerning Participants and Beneficiaries as may be required to administer the Plan. The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

7.5 -    Compensation, Bonding, Indemnity and Liability.

(a)    The members of the Committee shall serve without compensation for their services hereunder. Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties. The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. All expenses incurred in the administration and operation of the Plan shall be paid from the assets of the Trust, unless paid by the Company.

(b)    To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

7.6 -    Manner of Administering.

The Committee shall have full discretion to construe and interpret the terms and provisions of the Plan and to make factual determinations with respect to the administration of the Plan, which interpretation, construction or determination shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.7 -    Duty of Care.

In the exercise of the powers and duties of the Committee as Plan Administrator and Fiduciary with respect to control and management of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

7.8 -    Section 404(c) Provisions.

(a)    The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in the Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant’s Accounts, such Participant or Beneficiary shall be solely responsible for such actions, and neither the Trustee, the Committee, the Company, nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Participant’s or Beneficiary’s exercise of control.

(b)    The Committee shall provide to each Participant or his or her Beneficiary the information described in Section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. Upon request by a Participant or his or her Beneficiary, the Committee shall provide the information described in Section 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

(c)    The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of common stock of the Company, and the exercise of voting, tender and similar rights with respect to such stock by a Participant of his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

(d)    In the event of a tender or exchange offer with respect to the Company, or in the event of a contested election with respect to the Board, the Company shall, at its own expense, appoint an independent Fiduciary to carry out the Committee’s administrative functions with respect to the common stock of the Company. Such independent Fiduciary shall not be an “affiliate” of the Company as such term is defined in Section 2530.404c-1(e)(3) of the Department of Labor Regulations.

(e)    The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with Section 404(c) of ERISA.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 -    Amendments.

The Board of Directors shall have the right to amend or modify the Plan. Furthermore, the Corporate Benefits Committee has the authority to adopt any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendments to the Plan which do not have the effect of increasing the liability of the Company in a manner which would cause significant detriment to the Company. Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

(a)    Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

(b)    Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

(c)    Create or effect any discrimination in favor of Participants who are Highly Compensated Employees; and

(d)    Increase the duties or liabilities of the Trustee without its written consent.

8.2 -    Discontinuance of Plan.

(a)    It is the Company’s expectation that the Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan by the Company is not assumed as a contractual obligation, and the Company reserves the right to permanently discontinue contributions hereunder. In the event of the complete discontinuance of contributions by the Company, the entire interest of each Participant affected thereby shall immediately become 100% vested. The Company, the Board of Directors, the Committee, and the Employees, agents and shareholders of the Company shall not be liable for the payment of any benefits under the Plan and all benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA.

(b)    The Board of Directors may terminate the Plan at any time. Upon complete termination or partial termination of the Plan, the entire interest of each of the affected Participants shall become 100% vested. The Trustee shall thereafter, upon direction of the Committee, distribute to the Participants the amounts in such Participant’s Accounts in the same manner as set forth in Article VI, subject, where appropriate, to Section 403(d)(1) of ERISA and regulations of the Secretary of Labor thereunder as may affect allocation of assets upon termination of such Plan.

8.3 -    Failure to Contribute.

Any failure by the Company to contribute to the Trust in any year when no contribution is required under the Plan shall not of itself be a discontinuance of contributions under the Plan.

8.4 -    Merger or Consolidation.

(a)    The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in the Plan (if the Plan is then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Participants, respectively, would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had been terminated). Where the foregoing requirement is satisfied, the Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

(b)    If the Company merges or consolidates with or into a successor, the Plan shall continue in effect unless the successor terminates the Plan.

(c)    The Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of Section 414(l) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

ARTICLE IX

MISCELLANEOUS

9.1 -    Contributions Not Recoverable.

Except where contributions are required to be returned to the Company by the provisions of the Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions made under the Plan to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries. Notwithstanding this or any other provision of the Plan, the Company shall be entitled to recover, and the Participants under the Plan shall have no interest in (i) any contributions made under the Plan by mistake of fact, so long as the contribution is returned within one year after payment (ii) in the event that the Company receives an adverse determination from the Internal Revenue Service with respect to the Plan’s initial qualification with the result that the Trust is not exempt from Federal income tax and the Company’s contributions to the Trust are not deductible in determining its Federal income tax any contributions made prior to that time, so long as the contribution is returned within one year after such determination and the application for determination was made by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe and (iii) any contributions for which deduction is disallowed under Section 404 of the Code, so long as the contributions are returned to the Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to the Company, subject to the limitations, if any, of Section 403(c) of ERISA.

9.2 -    Limitation on Participant’s Rights.

Participation in the Plan shall not give any Employee the right to be retained as an Employee of the Company or any right or interest under the Plan other than as herein provided. The Company reserves the right to dismiss any Employee without any liability for any claim either against the Trustee, the Trust except to the extent provided in the Trust, or against the Company. All benefits under the Plan shall be provided solely from the assets of the Trust.

9.3 -    Receipt or Release.

Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent hereof, be in full satisfaction of all claims against the Trustee, the Committee, and the Company. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.4 -    Alienation.

(a)    None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditors and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have the right to voluntarily or involuntarily alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which such Participant or Beneficiary may expect to receive, contingently or otherwise, under the Plan.

(b)    Notwithstanding the foregoing, the right to a benefit payable with respect to a Participant pursuant to a “qualified domestic relations order” (within the meaning of Code Section 414(p)) may be created, assigned or recognized. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to a Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.

(c)    Notwithstanding subsection (a), a loan described in Section 9.11 shall not be considered a violation of this Section 9.4.

(d)    Notwithstanding subsection (a), the Plan may offset against the Account(s) of a Participant any amount that the Participant is ordered or required to pay under a judgment, order, decree or settlement agreement described in ERISA Section 206(d)(4)(C) and ERISA Section 206(d)(5), if applicable.

9.5 -    Governing Law.

The Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan remaining qualified within the meaning of Section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.6 -    Headings, etc. Not Part of Plan.

Headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.7 -    Masculine Gender Includes Feminine and Neuter.

As used in the Plan, the masculine gender shall include the feminine and neuter genders.

9.8 -    Instruments in Counterparts.

The Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.9 -    Successors and Assigns.

The Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns.

9.10 -    Top-Heavy Plan Requirements.

For any Plan Year for which the Plan is a Top-Heavy Plan, as defined in Section 1.3 of Appendix B, attached hereto, and despite any other provisions of the Plan to the contrary, the Plan will be subject to the provisions of Appendix B.

9.11 -    Loans to Participants.

(a)    Each Participant shall have the right, subject to prior approval by the Committee, to borrow from his Accounts. Application for a loan must be submitted by a Participant to the Committee according to the procedures established by the Committee. The Committee may permit telephonic applications. Approval shall be granted or denied as specified in subsection (b), on the terms specified in subsection (c). For purposes of this Section 9.11, but only to the extent required by Department of Labor Regulations Section 2550.408b-1, the term “Participant” shall include any Employee, former Employee, Beneficiary or alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, who is a party in interest and has an interest in the Plan that is not contingent. Accordingly, no loan shall be granted to a former employee who is not a party in interest; provided, however, that solely to the extent required to satisfy Code Section 401(a)(4), if a loan is granted to a former employee who is a party in interest, then loans shall be made available to other former employees.

(b)    The Committee shall grant any loan which meets each of the requirements of paragraphs (1), (2) and (3) below:

(1)    The amount of the loan, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Company or any Related Company shall not exceed the lesser of:

(i)    $50,000, reduced by the excess, if any, of a Participant’s highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

(ii)    50% of the value of the vested balance of the Participant’s Accounts established as of the last business day preceding the date upon which the loan is made;

(2)    The loan shall be for at least $1,000; and

(3)    No more than one loan may be outstanding to a Participant at any time.

(c)    Each loan granted shall, by its terms, satisfy each of the following additional requirements:

(1)    Each loan must be repaid within five years (except that if the loan proceeds are being used to purchase the principal residence of a Participant, the Committee may, in its discretion, establish a term of up to 15 years for repayment);

(2)    Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly (loan repayments may be suspended during a Participant’s active military service, as provided in Code Section 414(u)(4)); and

(3)    Each loan must be adequately secured, with the security to consist of the balance of the Participant’s Accounts.

(i)    In the case of any Participant who is an Employee, automatic payroll deductions shall be required as additional security. In the event such a Participant incurs a Severance from Service, the loan will become immediately payable in full as of the Severance from Service Date (notwithstanding the original term of the loan).

(ii)    If a Participant’s loan is secured by the Participant’s Accounts, the investment gain or loss attributable to the loan shall not be included in the calculation or allocation of the increase or decrease in fair market value of the general assets of the Plan. Instead, the entire gain or loss (including any gain or loss attributable to interest payments or default) shall be allocated to the Accounts of the Participant.

(4)    Each loan shall bear reasonable rate of interest, which rate shall be established by the Committee from time to time and shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Furthermore, the Participant’s Accounts may be charged a setup fee if one is charged by the Plan’s recordkeeper with respect to the establishment of a loan, provided that such fee shall not exceed the fee charged by the recordkeeper; such setup fee shall be paid to the Plan’s recordkeeper. In addition, the Participant’s Accounts may be charged for fees of third parties or taxes levied in connection with the loan transaction.

(5)    Except as provided in subsection (a), the entire loan balance is due and payable no later than 60 days from the date the Participant ceases to be an Employee.

(d)    All loan payments shall be transmitted by the Company to the Trustee as soon as practicable; but in no event later than the fifteenth business day of the month following the date on which such loan payment was received by the Company or would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. Each loan may be prepaid in full at any time. Any prepayment shall be paid directly to the Trustee in accordance with procedures adopted by the Committee.

(e)    Each loan shall be evidenced by a promissory note incorporated into a document executed by the Participant and payable in full to the Trustee, not later than the earliest of (i) a fixed maturity date meeting the requirements of subsection (c)(1) above, (ii) the Participant’s death, or (iii) the termination of the Plan. Such promissory note shall evidence such terms as are required by this section.

(f)    The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this section. Such rules may be included in a separate document or documents and shall be considered a part of the Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this section have been met.

9.12 -    Rule 16b-3 Provisions.

(a)    This Section 9.12 shall only apply to Participants who are officers or directors subject to the prohibitions of Section 16 of the Securities and Exchange Act of 1934 (“SEC Section 16”). The provisions of this Section 9.12 relate to 17 C.F.R. 240.16b-3 (hereinafter known as Rule 16b-3), promulgated under SEC Section 16.

(b)    Notwithstanding any other provision of the Plan to the contrary, the Committee may (but need not) provide that, except as provided in Rule 16b-3, (i) no election of a Stock Fund Sale shall be made unless the election is made at least six months following the election of the most recent Stock Fund Purchase; (ii) no election of a Stock Fund Purchase shall be made unless the election is made at least six months following the election of the most recent Stock Fund Sale. For this purpose, a Stock Fund Sale is either (i) the reallocation of the investment of a Participant’s existing Account balances so that amounts in the Beckman Coulter Stock Fund are transferred to one or more other Investment Funds or (ii) reduction in the Beckman Coulter Stock Fund balances due to a distribution, withdrawal or loan to a Participant pursuant to Article

VI or Section 9.11. A Stock Fund Purchase is a reallocation of the investment of a Participant’s existing Account balances so that there is a transfer from one or more Investment Funds to the Beckman Coulter Stock Fund. However, a transaction shall not be a Stock Fund Sale or a Stock Fund Purchase unless it is at the volition of the Participant, is not required to be made available to the Participant pursuant to the Code and is not made in connection with the Participant’s death, disability, retirement or termination of employment.

(c)    The Committee may (but need not) adopt such rules and/or take such actions or implement such measures and/or limitations as it deems desirable in order to comply with Rule 16b-3, including without limitation, rules that (i) exclude Participants subject to this Section 9.12 from making telephonic instructions and (ii) provide that in-service withdrawals and loans may be made from all Investment Funds (excluding the Beckman Coulter Stock Fund), on a pro rata basis if the election of the in-service withdrawal or loan is made within six months of an election of a Stock Fund Purchase. Neither the Company, the Board, the Committee, the Investment Manager, the Trustee nor the Plan shall have any liability to any Participant in the event any Participant has any liability under SEC Section 16 due to any rule so adopted, the failure to adopt any rule, any Plan provision (or lack thereof), or any transaction under the Plan.

APPENDIX A

ANNUAL ADDITION LIMITS

The Plan shall be construed in accordance with this Appendix A. Unless the context clearly requires otherwise, words and phrases used in this Appendix A shall have the same meanings that are assigned to them under the Plan.

1.	Definitions.

As used in this Appendix A, the following terms shall have the meanings specified below.

“Annual Additions” shall mean the sum credited to a Participant’s Accounts for any Plan Year of (i) Company contributions, (ii) voluntary contributions, (iii) forfeitures, (iv) amounts credited to an individual medical account, as defined in Code Section 415(l)(2) which is part of a Defined Benefit Plan maintained by the Company, and (v) amounts derived from contributions, which are attributable to post-retirement medical benefits allocated to the separate account required with respect to a key employee (as defined in Appendix B of the Plan) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Company.

“Defined Benefit Plan” means a plan described in Section 414(j) of the Code.

“Defined Contribution Plan” means a plan described in Section 414(i) of the Code.

“Defined Benefit Plan Fraction” shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Affiliated Companies, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

“Defined Contribution Plan Fraction” shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant’s accounts under all Defined Contribution Plans maintained by one or more Affiliated Companies, and the denominator of which is the sum of the lesser of (i) or (ii) for such Plan Year and for each prior Plan Year of Service with one or more Related Companies, where (i) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (ii) is the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) shall be treated as Annual Additions. Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1) and Questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

“Section 415 Compensation” shall mean a Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an employer maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and (for Plan Years beginning after December 31, 1997) deferrals described in Code Section 415(c)(3)(D)), and excluding the following:

(a)    Company contributions to a plan of deferred compensation (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b) of the code, including a simplified employee pension plan described in Section 408(k) of the Code or a simple retirement account described in Section 408(p) of the Code, that are not included in the Employee’s gross income for the taxable year in which contributed, or any distributions from such a plan of deferred compensation;;

(b)    Amounts realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(c)    Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option; and

(d)    Other amounts that received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums re not includible in the gross income of the Employee and are not salary reduction amounts as described in Section 125 of the Code);

(e)    Any other items of remuneration that are similar to any of the items listed in paragraphs (a) through (d) above; and

(f)    Any amounts paid following a Separation from Service, except amounts paid or includible in gross income by the later of 2-1/2 months after a Separation from Service or the end of the Plan Year that includes the Separation from Service shall be included if, absent the Separation from Service, such compensation would have been paid to the Participant while the Participant continued in employment with the Company, and such payments represent regular compensation for services during the Participant’s regular working hours (or compensation for services outside the Participant’s regular working hours, such as overtime or shift differential),commissions, bonuses or similar compensation.

Compensation for any limitation year is the compensation actually paid or includable in gross income during such year.

Effective January 1, 1998, “Section 415 Compensation” shall include elective deferrals as defined in Section 402(g)(3) of the Code and any payment which is contributed or deferred by the Company or a Related Company at the election of an Employee and is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457.

2.	Annual Addition Limitations.

(a)    In the event that Annual Additions to all the accounts of a Participant would exceed the limitations of Section 4.1 of the Plan, they shall be reduced in the following priority: (i) return of After-Tax Savings Contributions to the Participant; (ii) reduction of Before-Tax Savings Contributions; (iii) reduction of Company Matching Contributions; (iv) reduction of Retirement Plus Contributions.

(b)    If any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in Section 4.1 of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any After-Tax Savings Contributions to Participants, then by reducing other contributions under this Plan pursuant to the priorities set forth in subsection (a) above, and then, if necessary, by reducing contributions under such other plans pursuant to the direction of the Fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans.

(c)    In any case where a Participant under the Plan is also a Participant under a Defined Benefit Plan or a Defined Benefit Plan and other Defined Contribution Plans maintained by a Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0 for Plan Years commencing before January 1, 2000. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under Section 415 of the Code. This subsection (c) shall cease to apply effective January 1, 2000 for Participants who are Eligible Employees on or after such date.

APPENDIX B

TOP-HEAVY PROVISIONS

The Plan shall be construed in accordance with this Appendix B. Definitions in this Appendix B shall govern for the purposes of this Appendix B. Any other words and phrases used in this Appendix B, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

1.	General.

This Appendix B shall be interpreted in accordance with Section 416 of the Code and the regulations thereunder.

2.	Definitions.

(a)    The “Benefit Amount” for any Employee means (i) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (ii) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination

Date. For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

(b)    “Company” means any company (including unincorporated organizations) participating in the Plan or plans included in the “aggregation group” as defined in this Appendix B; provided, however, if an Employee performs no services for five years and then performs services, such Employee’s total Benefit Amount shall be taken into account.

(c)    “Determination Date” means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

(d)    “Employees” means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

(e)    “Key Employee” means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

(1)    one of the ten Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the

Code and owning (or considered as owning within the meaning of Section 318 of the Code) both a more than 1/2% interest and the largest interest in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

(2)    a 5% owner of a Company;

(3)    a 1% owner of a Company who has an annual compensation above $150,000; or

(4)    an officer of a Company having an annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (i) 50 employees or (ii) the greater of 3 employees or 10% of the Company’s employees shall be treated as officers). For purposes of determining the number of employees taken into account under this Section 1.2(e)(4), employees described in Section 414(q)(8) of the Code shall be excluded.

This definition shall be interpreted in accordance with Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term “Key Employee” shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, “compensation” shall mean compensation as defined in Section 414(q)(4) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, Section 403(b).

(f)    A “Non-Key Employee” means an Employee who is not a Key Employee.

(g)    “Valuation Date” means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

(h)    A “Year of Service” shall be calculated using the Plan rules that normally apply for determining vesting service.

3.	Top-Heavy Definition.

The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the “top-heavy ratio” exceeds 60%. The top-heavy ratio is the sum of the Benefit Amounts for all employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

(a)    The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

(b)    The Benefit Amounts of all employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded.

(c)    (1)    Required Aggregation. This calculation shall be made by aggregating any plans, of the Company or a Related Company, qualified under Section 401(a) of the Code in which a Key Employee participates or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the “aggregation group.”

(2)    Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Section 401(a)(4) and Section 410 of the Code.

If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee’s Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key Employee and which was maintained within the five-year period ending on the Determination Date.

(d)    This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(3)(B) and (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such accrual benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

4.	Vesting.

Notwithstanding the vesting provisions of the Plan, if the Plan is top-heavy for any Plan Year, any Participant who completes one Hour of Service during any day of such Plan Year or any subsequent Plan Year and who terminates during any day of such Plan Year or any subsequent Plan Year shall be entitled to a vested benefit which is at least equal to the product of (A) the benefit such Participant would receive under the Plan if he was 100% vested on the date of such termination times (B) the percentage shown below:

Number of Completed Years of Service	Percentage

less than 3	0%

3 or more	100%

Such benefit shall be payable in accordance with the provisions of the Plan regarding payments to terminated Participants.

Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant’s vesting percentage shall be computed under the vesting schedule that otherwise exists under the Plan. However, in no event shall a Participant’s vested percentage in his accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this Section if he has completed three Years of Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of such first day or the day the Participant is issued written notice of such option by the Company or the Committee.

5.	Minimum Benefits or Contributions, Compensation Limitations and Section 415 Limitations.

If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

(a)    (1)    Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provision of the Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% the lesser of: (A) or (B) the largest percentage allocated to any Key Employee for the Plan Year) of such Participant’s compensation (not in excess of $150,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code) for such Plan Year (the “defined contribution minimum”). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (1) regardless of his level of compensation, (2) without regard to whether he has made any mandatory contributions required under the Plan, and

(3)    regardless of his Hours of Service (or the equivalent) for the accrual computation period.

(2)    Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (1) the employees average compensation for the five consecutive years when the employee had the highest aggregate compensation and (2) the lesser of 2% per Year of Service or 20% (the “defined benefit minimum”). A non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because (1) his compensation is less than a stated minimum or (2) he fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (1) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (2) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by Section 416 of the Code or any other provisions of law, each Participant (other than Key

Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

(3)    If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph (1), except that for the purpose of paragraph (1) “3%” shall be replaced by 5%. Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section 1.5 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

(b)    For purposes of this Section, “compensation” shall mean all earnings included in the Employee’s Form W-2 for the calendar year that ends within the Plan Year, not in excess of $150,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code.

(c)    (1)    Unless the Plan qualifies for an exception under Section 1.5(c)(2), “1.0” shall be substituted for “1.25” in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in Appendix A to the Plan. This subsection (c) shall cease to apply effective January 1, 2000.

(2)    A plan qualifies for an exception from the rule of Section 1.5(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:

(i)    A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;

(ii)    For Participants covered only by a defined contribution plan, a defined contribution minimum of 4% is provided;

(iii)    For Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

(iv)    The plan provides a floor offset where the floor is a 3% defined benefit minimum; or

(v)    A defined contribution minimum of 7-1/2% of compensation is provided for any non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.

APPENDIX C

CREDITING OF SERVICE WITH PREDECESSOR EMPLOYERS

1.	Purpose.

The purpose of this Appendix C is to set forth conditions under which service of an individual with an entity or business unit which is acquired by the Company shall be counted for purposes of eligibility and vesting under the Plan, notwithstanding the fact that such service was performed with the entity or business unit prior to its acquisition by the Company. An entity or business unit which is acquired by the Company shall be referred to in this Appendix C as a “Prior Employer.” Service with a Prior Employer shall not be credited for any purpose under the Plan, unless the Prior Employer is included in Section 2 of this Appendix C. Under no circumstances will a contribution to the Plan be made on account of service with a Prior Employer prior to the date of the Company acquisition. The Committee may amend Section 2 by adding additional Prior Employers. Any such changes shall be considered an amendment to the Plan, but approval of the Board of Directors shall not be required for such amendment. In determining whether a Prior Employer shall be added to Section 2, the Committee is not acting in a fiduciary capacity.

Genomyx Corporation was added as a Participating Affiliate effective October 21, 1996; provided, however, that employees of Genomyx Corporation were not entitled to allocations of Company Matching Contributions. Effective May 1, 1998, the employees of Genomyx

Corporation became employees of the Company, and they therefore became eligible for allocations of Company Matching Contributions from that time forward.

Each individual who became a Covered Employees as a result of the “Strategic Alliance and Cross Distribution Agreement between Beckman Coulter, Inc. and C.H. Werfen S.A.,” signed July 28, 1999 (sometimes referred to as “MLA and Ortho employees”), shall be credited for purposes of determining eligibility under this Plan with such individual’s service with the C.H. Werfen S.A. entity which employed such individual prior to becoming a Covered Employee.

2.	Prior Employers.

The following entities are Prior Employers for which service prior to the date of the Company acquisition shall be counted for purposes of eligibility and vesting under the Plan:

Prior Employer	Approximate Date of Acquisition by Company

Porton Instruments, Inc.	May 31, 1991

Hybritech Incorporated	January 1, 1996

Genomyx Corporation	October 21, 1996

Sagian Incorporated	December 3, 1996

Sanofi Diagnostics Pasteur, Inc.	May 1, 1997

Coulter Corporation	October 31, 1997

APPENDIX D

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

HYBRITECH INCORPORATED EMPLOYEE SAVINGS PLAN

1.	Plan Merger.

Effective as of the date specified by the officers of the Company, the Hybritech Incorporated Employee Savings Plan (“Hybritech Plan”) merged with the Plan. The Plan is the survivor of the merger. This Appendix D sets forth certain provisions applicable to the account balances transferred from the Hybritech Plan to the Plan as a result of the merger.

2.	Hybritech Plan Accounts.

Accounts which were formerly held in the Hybritech Plan prior to the merger are referred to in this Appendix D as follows:

(a)    “Pre-1991 Accounts,” which consist of the following:

(1)    “Salary Deferral Account.” The amounts allocated to the Participant’s Salary Deferral Account under the Hybritech Plan as of December 31, 1990 and the earnings thereon through the date of Plan merger;

(2)    “Company Contributions Account.” The amounts allocated to the Participant’s Company Contributions Account under the Hybritech Plan as of December 31, 1990 and the earnings thereon through the date of Plan merger;

(3)    “Deductible Contributions Account.” The amounts allocated to the Participant’s Deductible Contributions Account under the Hybritech Plan as of December 31, 1990 and the earnings thereon through the date of Plan merger;

(4)    “Non-deductible Contributions Account.” The amounts allocated to the Participant’s Non-deductible Contributions Account under the Hybritech Plan as of December 31, 1990 and the earnings thereon through the date of Plan merger; and

(5)    “Rollover Contributions Account.” The amounts allocated to the Participant’s Rollover Contributions Account under the Hybritech Plan as of December 31, 1990 and the earnings thereon through the date of Plan merger.

(b)    “Post-1990 Accounts,” which consist of the following:

(1)    “Salary Reduction Account.” The amounts allocated to the Participant as Salary Reduction Contributions to the Hybritech Plan after December 31, 1990 and before the date of the merger, and the earnings thereon through the date of Plan merger;

(2)    “Employer Profit-Sharing Account.” The Employer Contributions allocated to the Participant under the Hybritech Plan after December 31, 1990 and before the date of merger, and the earnings thereon through the date of Plan merger; and

(3)    “ESOP Account.” The amounts allocated to the Participant’s ESOP Account under the Hybritech Plan prior to the date of the merger, and the earnings thereon through the date of Plan merger.

The Plan shall separately account for the Accounts described above.

3.	Withdrawals.

For purposes of the withdrawal, loan and payment provisions of the Plan: (1) Deductible Contributions Accounts and Non-deductible Contributions Accounts are withdrawable to the same extent as After-Tax Savings Accounts under the Plan; (2) Rollover Contributions Accounts are withdrawable to the same extent as Rollover Accounts under the Plan; (3) Company Contributions Accounts, Employer Profit-Sharing Contributions Accounts and ESOP Accounts are withdrawable to the same extent as Company Matching Accounts under the Plan; and (4) Salary Deferral Accounts and Salary Reduction Accounts are withdrawable to the same extent as Before-Tax Savings Accounts under the Plan.

4.	Special Rules for Pre-1991 Accounts.

With respect only to the amount credited as of the date of the Plan merger to the Pre-1991 Accounts of a Participant whose total account balance exceeds $5,000, the following life annuity distribution options are available in addition to the distributions provisions generally available under the Plan. The amount credited as of the date of Plan merger to a Participant’s Pre-1991 Accounts shall be referred to as the “Annuity-Eligible Amount.” Effective January 1, 2002, only the distribution options generally available under this Plan shall be available pursuant to this Appendix D.

The life annuity is in the amount which is payable by using the portion of the Participant’s Pre-1991 Accounts up to the Annuity-Eligible Amount to purchase an annuity contract from an insurance company selected by the Committee. The amount of the annuity payments will be determined according to the value of the Participant’s Annuity-Eligible Amount and the annuity contract with the insurance company. The forms of annuity available shall be a single life annuity which provides for payments during the life of the Participant, with no payments after the Participant dies, and a Qualified Joint and Survivor Annuity, as defined below. The automatic form of benefit payments for the Annuity-Eligible Amount for a Participant whose total vested account exceeds $5,000 shall be the Qualified Joint and Survivor Annuity. A Participant described in the previous sentence is a “Pre-1991 Participant.” Upon the death (prior to commencement of benefits) of a Pre-1991 Participant who has a Spouse at the time of death, the Spouse’s death benefit shall be provided in the form a Qualified Preretirement Survivor Annuity, unless the Spouse waives the Qualified Preretirement Survivor Annuity. The

Participant may waive the automatic form of benefit (with the consent of the Participant’s spouse, if any) according to the waiver rules set forth in Section 5 of this Appendix D.

All withdrawals shall first be made from a Participant’s Post-1990 Accounts, and then from the contributions made on the Participant’s behalf after the merger, and then from the Participant’s Pre-1991 Accounts.

5.	QJSA and QPSA Requirements for Pre-1991 Accounts.

(a)    QJSA Notice. The Committee shall provide each Pre-1991 Participant, within a reasonable period prior to the commencement of benefits, a written explanation of: (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the rights of a Participant’s Spouse; and (4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(b)    QJSA Waiver. A Pre-1991 Participant may waive a Qualified Joint and Survivor Annuity pursuant to a Qualified Election within the 90-day period ending on the date benefit payments will commence.

(c)    QPSA Notice.

(1)    The Committee shall provide each Pre-1991 Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of above applicable to a Qualified Joint and Survivor Annuity.

(2)    If a Pre-1991 Participant enters the Plan after he has attained age 32, the Committee shall provide notice no later than the end of the three year period commencing with the first day of the first Plan Year for which the individual is a Participant.

(3)    If a Pre-1991 Participant has a Severance from Service prior to age 32, the Committee shall provide notice at the time of such Severance from Service or within one year after such Severance from Service.

(d)    QPSA Waiver. A Pre-1991 Participant may waive a Qualified Preretirement Survivor Annuity pursuant to a Qualified Election within the Election Period.

(e)    Definitions.

(1)    Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of Participant’s death. If a Participant has a Severance from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to his accounts as of the Severance from Service, the Election Period shall begin on the date the Severance from Service occurs.

(2)    Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(3)    Qualified Election: A written waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, consented to by the Participant’s Spouse, which consent must be witnessed by a Plan representative or notary public. Such consent must acknowledge any specific non-spouse Beneficiary, including any class of beneficiaries or any contingent beneficiaries. If the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election. A written consent will be valid only as to the Spouse who signs the consent and not as to any other Spouse. Notwithstanding the above in the case of a waiver which is not signed by a Spouse but is deemed a Qualified Election, the election shall be valid only as to the designated Spouse and not as to any other Spouse. Revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent. Any Spouse’s consent shall be irrevocable. A partial or total distribution may not be made after the annuity starting date, regardless of the present value of the non-forfeitable accrued benefit, without a consent in the form a Qualified Election.

(4)    Qualified Joint and Survivor Annuity: An annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s vested Pre-1991 Account. In the case of an unmarried Participant, a Qualified Joint and Survivor Annuity shall mean an annuity for the life of the Participant.

(5)    Qualified Preretirement Survivor Annuity: An annuity for the life of the surviving Spouse and which is the amount of benefit which can be purchased with the Participant’s vested Pre-1991 Account. Following the Participant’s death, the Spouse may elect a lump sum distribution. The surviving Spouse shall have the right to direct that payments under the Qualified Preretirement Survivor Annuity commence within a reasonable time after the Participant’s death.

(6)    Spouse (surviving Spouse): The Spouse or surviving Spouse of the Participant, provided that a former spouse will be treated as the Spouse or surviving Spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

APPENDIX E

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

SANOFI EMPLOYEE SAVINGS PLAN

1.	Covered Employees Subject to this Appendix.

Each Covered Employee who was an employee of Sanofi Diagnostics Pasteur, Inc. (“Sanofi”) immediately prior to the Company’s acquisition of the ACCESS product line from Sanofi (the “Acquisition”) is subject to the provisions of this Appendix E (a “Former Sanofi Employee”).

2.	Vesting and Service.

With respect to a Former Sanofi Employee, Years of Service shall include such employee’s period of employment with Sanofi.

3.	Plan Loans.

Pursuant to the terms of the Acquisition, certain Former Sanofi Employees may roll over their account balances under the Sanofi, Inc. Savings and Investment Plan (the “Sanofi Plan”) to the Plan, subject to Section 3.6 of the Plan. Upon such a rollover, if the Former Sanofi Employee has a loan or loans outstanding under the Sanofi Plan, such loan(s) shall become a Plan loan(s), subject to the provisions of Section 9.11 of the Plan (each a “Former Sanofi Loan”). Notwithstanding any other provision of the Plan to the contrary, a Former Sanofi Employee may, at any one time, have more than one Former Sanofi Loan outstanding under the Plan. However, no Participant may receive a loan under Section 9.11 of the Plan until all outstanding Former Sanofi Loans have been paid in full. Former Sanofi Loans may be prepaid only if all Former Sanofi Loans will be paid in full upon receipt of such payment (partial prepayments are not permitted and full pre-payment of one Former Sanofi Loan is not permitted if any other Former Sanofi Loan remains outstanding).

APPENDIX F

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

COULTER PLAN AND FOR CERTAIN PUERTO RICO EMPLOYEES

1.    Covered Employees Subject to this Appendix.

Each Covered Employee who as of October 31, 1997 was classified by the Company as an employee rendering services to Coulter Corporation is subject to the provisions of this Appendix F (a ‘Coulter Employee’). In addition, each Covered Employee employed by a Participating Affiliate domiciled in Puerto Rico who is (1) first hired by such Participating Affiliate on or after January 1, 2007, or (2) is rehired by such Participating Affiliate on or after January 1, 2007, is subject to the applicable provisions of this Appendix F (a ‘Puerto Rico Employee’) commencing on the first January 1 following the date such Puerto Rico Employee became a Covered Employee.

With respect to individuals not employed by the Company as of October 31, 1997 but who later become Covered Employees, the following rules shall apply:

(a)    If (i) such Covered Employee had no prior service with Beckman Instruments, Inc. or Coulter Corporation, (ii) the Covered Employee’s first Hour of Service is performed at a facility, location or operation determined by the Company to be primarily related to the portion of the Company’s business acquired through the acquisition of Coulter Corporation, and (iii) the Covered Employee’s first Hour of Service is performed on or before April 30, 2000, that person shall be a ‘Coulter Employee’ for purposes of this Appendix F.

(b)    If such a Covered Employee’s first Hour of Service is after October 31, 1997 but before May 1, 2000, and he has prior service with either Coulter Corporation or Beckman

Instruments, Inc., then he shall be classified as a ‘Coulter Employee’ upon rehire if he was most recently employed by Coulter Corporation (rather than Beckman Instruments, Inc.) prior to October 31, 1997. Otherwise, upon rehire by the Company he shall be classified as a ‘Beckman Employee.’

(c)    If a Covered Employee’s first Hour of Service is on or after May 1, 2000, then he shall be classified as a ‘Beckman Employee.’

The initial classification of an Employee as a ‘Coulter Employee’ or ‘Beckman Employee’ shall continue notwithstanding any change to the Employee’s facility, location or operation. However, any Coulter Employee who has a Reemployment Commencement Date on or after May 1, 2000 and before January 1, 2007 shall be classified as a Beckman Employee as of the Reemployment Commencement Date. Furthermore, a Coulter Employee who was a Covered Employee on December 31, 2006 and who has a Reemployment Commencement Date on or after January 1, 2007 shall be classified as a Coulter Employee (or, as applicable, a Puerto Rico Employee) as of the Reemployment Commencement Date.

2.    Vesting and Service.

With respect to a Coulter Employee, Years of Service and Period of Service shall include such employee’s period of employment with Coulter Corporation (‘Coulter’) prior to the Acquisition Date. With respect to a Puerto Rico Employee, Years of Service and Period of Service shall commence (subject to the other terms of the Plan) on the date he first performs an Hour of Service.

3.    Plan Loans.

If a Coulter Employee has a loan or loans outstanding under the Coulter Plan, such loan(s) shall become a Plan loan(s), subject to the provisions of Section 9.11 of the Plan (each a ‘Former Coulter Loan’). Notwithstanding any other provision of the Plan to the contrary, a Coulter Employee may, at any one time, have more than one Former Coulter Loan outstanding under the Plan. However, no Coulter Employee may receive a new loan under Section 9.11 of the Plan until all outstanding Former Coulter Loans have been paid in full. A Former Coulter Loan (i) is not subject to the $1,000 limitation contained in Section 9.11(b)(2), and (ii) shall not automatically become payable in full upon a Coulter Employee’s Severance from Service Date in accordance with Section 9.11(c)(3)(i) but shall be repaid in accordance with the original terms of such loan. Amounts credited to a Coulter Employee’s ‘Pension Plan Account’ and ‘Retirement Plus Account’ under the Coulter Plan shall not be available for loans pursuant to Section 9.11.

4.    Investments.

The Committee shall adopt such rules as it deems appropriate for the transfer of ‘Investment Accounts’ under the Coulter Plan to the Plan’s investments. A Coulter Employee and a Puerto Rico Employee shall have the right and obligation to designate in which of the Investment Funds his Retirement Plus Contributions Account will be invested, pursuant to the procedures established by Section 3.7(b) and (c), but excluding paragraph (b)(2).

5.    Vesting.

Each Coulter Employee who has not previously forfeited the unvested portion of his ‘Matching Account’ under the Coulter Plan shall become fully vested in such account as of August 31, 1998.

6.    Withdrawals.

For purposes of Article VI of the Plan:

(a)    Amounts credited to a Coulter Employee’s ‘Savings Account’ under the Coulter Plan shall be treated as amounts credited to his Before-Tax Savings Account on or before August 31, 1998.

(b)    Amounts credited to a Coulter Employee’s ‘After-Tax Account’ under the Coulter Plan shall be treated as amounts credited to his After-Tax Savings Account on or before August 31, 1998.

(c)    Amounts credited to a Coulter Employee’s ‘Matching Account’ under the Coulter Plan shall be treated as amounts credited to his Company Matching Account on or before August 31, 1998.

(d)    Amounts credited to a Coulter Employee’s ‘Rollover Account’ under the Coulter Plan shall be treated as amounts credited to his Rollover Account on or before August 31, 1998.

(e)    Amounts credited to a Coulter Employee’s ‘Pension Plan Account’ and a Coulter Employee’s or Puerto Rico Employee’s ‘Retirement Plus Account’ under the Plan shall be available for distribution as provided under Section 6.6 after the Coulter Employee’s or Puerto Rico Employee’s Severance from Service, or after the Coulter Employee or Puerto Rico Employee reaches age 70-1/2, pursuant to Section 6.10(b). Such amounts shall not be available for withdrawal pursuant to Section 6.1, 6.2, 6.3, 6.4, or 6.5 of the Plan. Such amounts shall be distributed at the same time and, to the extent feasible, in the same manner as the remainder of the Participant’s vested interest in his Accounts.

7.    Retirement Plus Contributions.

The Committee shall maintain a ‘Retirement Plus Contributions Account’ under the Plan for each Coulter Employee and, beginning with Plan Years commencing on or after January 1, 2007, for each Puerto Rico Employee.

(a)    Contributions Effective Before July 1, 2000. Commencing September 1, 1998 and ending June 30, 2000, on account of each calendar quarter (ending March 31, June 30, September 30, and December 31), the Company shall make a ‘Retirement Plus Contribution’ to the Retirement Plus Contributions Account of each Coulter Employee who, as of the last working day of that quarter (1) is a Covered Employee and (2) has completed a twelve month Period of Service with the Company or a Related Company. Such contribution shall be equal to 3% of that Employee’s Plan Compensation for that quarter. Such contribution shall be made as soon as administratively feasible following the end of the quarter.

In addition, for each Coulter Employee who was (1) hired on or before November 1, 1995, (2) employed by Coulter Corporation on March 31, 1996, and (3) a participant in the Coulter Corporation Pension Plan on March 31, 1996, the Company shall make the quarterly contribution shown in the following table to the Retirement Plus Contributions Account of each such Coulter Employee who is a Covered Employee on the last working day of each quarter through the quarter ending June 30, 2000. Such quarterly contributions shall be based on the Participant’s Plan Compensation plus Excess Compensation for that calendar quarter and based on the Participant’s age on the last day of the calendar quarter for which the contribution is made; however, such contribution shall be reduced by the amount of the 3% contribution made pursuant to the first paragraph of this Section 6. Such contribution shall be made as soon as administratively feasible following the end of the quarter. For purposes of this paragraph, ‘Excess Compensation’ shall mean Plan Compensation which exceeds the Social Security wage base for FICA purposes in effect at the beginning of the Plan Year.

Plan’s Participant’s Age	Compensation	Excess Compensation
Less than 40	3.0%	None
40-44	3.0%	1.0%
45-49	4.5%	2.0%
50-54	6.0%	2.5%
55-59	7.0%	3.0%
60 & Older	9.0%	4.0%

(b)    Contributions Effective After July 1, 2000. Commencing July 1, 2000, on account of each calendar quarter (ending September 30, and December 31) until December 31, 2000, the Company shall make a ‘Retirement Plus Contribution’ to the Retirement Plus Contributions Account of each Coulter Employee who, as of the last working day of that quarter (i) is a Covered Employee and (ii) has completed a twelve month Period of Service with the Company or a Related Company. Such contribution shall be equal to the contribution shown in the following table, based on the Participant’s Plan Compensation plus Excess Compensation for that calendar quarter and based on the Participant’s age on the last day of the calendar quarter for which the contribution is made. Such contribution shall be made as soon as administratively feasible following the end of the quarter. For purposes of this paragraph, ‘Excess Compensation’ shall mean Plan Compensation which exceeds the Social Security wage base for FICA purposes in effect at the beginning of the Plan Year.

Plan’s Participant’s Age	Compensation	Excess Compensation
Less than 40	3.0%	None
40-44	3.0%	1.0%
45-49	4.5%	2.0%
50-54	6.0%	2.5%
55-59	7.0%	3.0%
60 & Older	9.0%	4.0%

Commencing January 1, 2001 (January 1, 2007 with respect to Puerto Rico Employees), and each year thereafter, the contributions according to the above schedule shall be made on account of each Plan Year, rather than on account of each calendar quarter. Such contributions shall be based upon each Participant’s Plan Compensation and Excess Compensation for the Plan Year, and each Participant’s age as of the last day of the Plan Year for which the contribution is being made. Such contribution shall be made as soon as administratively feasible following the end of the Plan Year. Such contribution shall be made on behalf of each Coulter Employee and Puerto Rico Employee who (1) is a Covered Employee as of the last working day of the Plan Year, or (2) has terminated employment during the Plan Year due to lay off (as determined by the Company), death, retirement or Disability. The contribution referred to in (2) above shall be based upon Plan Compensation while a Covered Employee for the Plan Year. As referred to in (2) above, ‘retirement’ means that the former Covered Employee has either (x) completed at least five Years of Service, and the former Covered Employee’s number of Years of Service, when added to such person’s age at his or her most recent birthday prior to termination of employment, equals at least sixty-five (65), or (y) such former Covered Employee is age 65 or older at his or her most recent birthday prior to termination of employment and has completed at least one Year of Service.

8.    Vesting of Retirement Plus Contributions.

The interest of each Coulter Employee and Puerto Rico Employee in his Retirement Plus Contributions Account shall vest and become nonforfeitable up to a maximum of 100% as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more years	100%

A Coulter Employee or Puerto Rico Employee shall also become 100% vested if, while an Employee, he attains his Normal Retirement Age, incurs a Disability, or dies.

When a Coulter Employee or Puerto Rico Employee ceases to participate, such portion of his Retirement Plus Contributions Account as of the day of the cessation as is not vested shall be forfeited and used to reduce Company Contributions as soon as administratively practicable after the date he receives distribution of his Accounts referred to in Section 5.1 of the Plan. If a former Participant who has suffered a forfeiture on account of his termination of participation in accordance with the preceding sentence is reemployed as an Employee by the Company before incurring an uninterrupted six-year Period of Severance and repays to the Plan all money distributed from his Accounts prior to 60 months after such reemployment, any amounts so forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the date on which the forfeiture occurred) shall be reinstated to the Participant’s Retirement Plus Contributions Account within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Company (or a Company that is a Related Company to that Company) and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year’s contribution by the Company to the Plan.

APPENDIX G

AMENDMENT OF THE PLAN FOR MINIMUM

DISTRIBUTION REQUIREMENTS

PREAMBLE

A.    Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Code Section 401(a)(9) regulations (“Regulations”). This amendment is intended as good faith compliance with the requirements of the Regulations and is to be construed in accordance with the Regulations and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning January 1, 2002.

B.    Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

G.1	General Rules.

(a)    Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)    Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for years through 2001 were made in accordance with the version of the Regulations proposed in 1987. Required minimum distributions for 2002 were made in accordance with the version of the Regulations proposed in 2001. Required minimum distributions for 2003 and subsequent years will be made in accordance with the final Regulations.

(c)    Precedence. The requirements of this Appendix G will take precedence over any inconsistent provisions of the Plan provided that this Appendix G shall not be considered to allow a participant or beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

(d)    Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

(e)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

G.2	Time and Manner of Distribution.

(a)    Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

(b)    Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)    If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided elsewhere in this Appendix G, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(ii)    If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided elsewhere in this Appendix G, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(iii)    If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iv)    If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this Section G.2(b), other than Section G.2(b)(i), will apply as if the surviving spouse were the participant.

For purposes of this Section G.2(b) and Section G.4, unless Section G.2(b)(iv) applies, distributions are considered to begin on the participant’s required beginning date. If Section G.2(b)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section G.2(b)(i).

(c)    Forms of Distribution. Unless the participant’s interest is distributed in the form of a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections G.3 and G.4 of this article.

G.3	Required Minimum Distributions During Participant’s Lifetime.

(a)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)    the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(ii)    if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year.

(b)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section G.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.

G.4	Required Minimum Distributions After Participant’s Death.

(a)    Death On or After Date Distributions Begin.

(i)    Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

(A)    The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(B)    If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)    If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’s death, reduced by one for each subsequent year.

(ii)    No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)    Participant Survived by Designated Beneficiary. Except as provided elsewhere in this Appendix G, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in Section G.4(a).

(ii)    No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(iii)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section G.2(b)(i), this Section G.4(b) will apply as if the surviving spouse were the participant.

G.5	Definitions.

(a)    Designated Beneficiary. The individual who is designated as the beneficiary under Section 2.4 of the Plan is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury regulations.

(b)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section G.2(b) The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)    Participant’s Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)    Required Beginning Date. The Required Beginning Date means April 1 of the calendar year following the later of (a) the calendar year in which the participant attains age seventy and a half (70  1/2), or (b) the calendar year in which the employee retires. In the case of a participant who is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan ending in the calendar year in which the participant turns 70  1/2, the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the participant turns 70  1/2.

G.6   Effective Date of Plan Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations.

(a)    Appendix G, Minimum Distribution Requirements, applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2002 calendar year (as set forth specifically in Section G.1(b), above).

APPENDIX H

SPECIAL PROVISIONS

APPLICABLE TO EMPLOYEES IN PUERTO RICO

H.1.	Purpose.

The purpose of this Appendix H is to comply with the requirements of Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”). The provisions of this Appendix H shall only apply to those Employees of the Company, whose compensation is subject to Puerto Rico income taxes (the “Puerto Rico Participants”). Unless otherwise provided in this Appendix H, the provisions of this Appendix H are effective September 1, 1998, for the Plan, as amended and restated on September 1, 1998, and January 1, 2001.

H.2.	Type of Plan.

It is the intent of the Company that the Plan be a profit-sharing plan as defined in Article 1165-1 of the Regulations issued under the PR Code and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e) of the PR Code. It is also intended that the Plan constitute an accident and health plan so that amounts distributed on account of disability may be, if so provided by law, excluded from income under Section 105(c) of the Internal Revenue Code and Section 22(b)(5) of the Puerto Rico Income Tax Act. In the event that a Participating Affiliate which employs a Puerto Rico Participant does not have current or accumulated profits, no contribution shall be made on behalf of the employees of such Participating Affiliate, unless the laws of Puerto Rico provide otherwise.

H.3.	Plan Compensation.

A Puerto Rico Participant may not elect a salary reduction agreement pursuant to Article III of the Plan in excess of $8,000 (or such other limitation as determined from time to time by the Puerto Rico Department of the Treasury).

H.4.	Before-Tax Savings Contributions.

In the case of Puerto Rico Participants, the Committee may impose restrictions on the amount of Before-Tax Savings Contributions which may be made, provide for refunds of Before-Tax Savings Contributions, and impose such rules, limitations and restrictions as the Committee deems necessary or appropriate to satisfy applicable law. Such restrictions, limitations, rules and refunds may apply to all or any group of Puerto Rico Participants, or any individual Puerto Rico Participant, as determined by the Committee.

A Puerto Rico Participant may not elect a salary reduction agreement pursuant to Article III of the Plan at a rate greater than ten percent (10%) of his Plan Compensation, not to exceed $8,000 (or such other limitation as determined from time to time by the Puerto Rico Department of the Treasury). Provided that, if the Puerto Rico Participant contributes to a Puerto Rico individual retirement account as described in PR Code Section 1169, the maximum amount of his/her Before-Tax Savings Contributions may not exceed the difference, if any, between the amount available as a contribution up to the maximum limit and the contribution made to a Puerto Rico individual retirement account, or as otherwise provided under the PR Code. The limitation on Before-Tax Savings Contributions will not be adjusted to reflect cost of living increases. This limit shall be applied by aggregating all plans maintained by the Company that provide for Before-Tax Savings Contributions. Any excess deferrals together with any income allocable to such deferrals by a Puerto Rico Participant shall be distributed to such Puerto Rico Participant pursuant to a uniform and nondiscriminatory procedure established by the Company.

H.5.	Highly Compensated Puerto Rico Participants.

A Highly Compensated Puerto Rico Participant means any Puerto Rico Participant who, determined on the basis of Plan Compensation for each Plan Year, has greater Plan Compensation than two-thirds of all other Puerto Rico Participants, or as otherwise defined under the PR Code.

H.6.	Limitation on Puerto Rico Participants’ Before-Tax Savings Contributions.

For each Plan Year, in addition to satisfying the nondiscrimination tests as provided in the Plan, the Plan shall also satisfy the Actual Deferral Percentage (“ADP”) Test of PR Code Section 1165(e)(3)(B) and the regulations promulgated thereunder. This test must be complied with only taking into consideration Puerto Rico Participants.

In no event shall the ADP of the Highly Compensated Puerto Rico Participants for any calendar year exceed the greater of:

(a)    the ADP of all other Puerto Rico Participants for such calendar year multiplied by 1.25; or

(b)    the ADP of all other Puerto Rico Participants for such calendar year multiplied by 2.0, provided that the ADP of Highly Compensated Puerto Rico Participants does not exceed that of all other Puerto Rico Participants by more than two percentage points.

The ADP of a group of Puerto Rico Participants for a Plan Year shall be the average of the ratios, calculated separately for each Puerto Rico Participant in such group, of the amount of Puerto Rico Participants’ Before-Tax Savings Contributions actually paid to the Trust on behalf of such Puerto Rico Participants for such Plan Year to the Plan Compensation of such Puerto Rico Participants for such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 1165(e) of the PR Code) is maintained by the Company, the ADP of any Highly Compensated Puerto Rico Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of Sections 1165(a)(3) or 1165(a)(4) of the PR Code, such plans shall be aggregated for purposes of determining the ADP of the Puerto Rico Participants as if all such plans were a single plan.

In the event that there are contributions in excess of the limitation described in paragraphs a. and b. (“Excess Contributions”) (determined under the leveling method specified in the PR Code beginning with the Highly Compensated Puerto Rico Participant with the highest ADP), the amount of Excess Contributions for a Highly Compensated Puerto Rico Participant may be recharacterized as After-Tax Savings Contributions, subject to the provisions of the PR Code. In addition, the Company may elect to make qualified nonelective contributions that comply with the PR Code and regulations for purposes of complying with this test as described in this Section.

Notwithstanding any provision of this Appendix H to the contrary, to the extent permitted by the PR Code and its regulations, the Committee may elect to aggregate all Employees employed by the Company for purposes of determining compliance by the Plan with the ADP test of Section 1165 of the PR Code and the determination of PR Highly Compensated Participants.

H.7.	Adjustment of a Puerto Rico Participant’s Before-Tax Savings Contributions.

The Company may, in its sole discretion, decrease or suspend the amount of the Before-Tax Savings Contributions of any Puerto Rico Participant if the Company deems such decrease or suspension to be necessary to satisfy any of the following:

(i)    the limits described in Section H.4 of this Appendix H; or

(ii)    the nondiscrimination requirement of Section H.6 of this Appendix H.

H.8.	Qualified Nonelective and Matching Contributions.

(a)    Allocation of Qualified Nonelective Contributions. On behalf of each non-Highly Compensated Puerto Rico Participant, the Company may, at its sole discretion, make a Qualified Nonelective Contribution equal to a percentage between 0% and 5% of each eligible Puerto Rico Participant’s Plan Compensation, the exact percentage to be determined each year by the Company. For purposes of this Section, the term “Qualified Nonelective Contributions” shall mean any Company contributions with respect to which (i) the Employee may not elect to have the contribution paid to the Employee in cash instead of being contributed to the Plan, (ii) are fully vested, and (iii) are distributable at the same time as Before-Tax Savings Contributions. The Qualified Nonelective Contributions will be treated as Before-Tax Savings Contributions for purposes of the other provisions of this Plan.

(1)    The Company shall have the sole discretion to designate which non-Highly Compensated Employees, if any, shall receive a Qualified Nonelective Contribution, if any, for any Plan Year.

(2)    In any Plan Year, such Qualified Nonelective Contributions, if any, shall be applied to the ADP Test as described in Section H.6 of this Appendix.

(b)    Actual Deferral Percentage Test. All or part of the Qualified Nonelective Contributions and Qualified Matching Contributions made with respect to Puerto Rico Participants may be treated as Before-Tax Savings Contributions for purposes of the ADP Test set forth in Section H.6 of this Appendix. Qualified Nonelective Contributions and Qualified Matching Contributions used to satisfy the ADP Test shall be deemed Before-Tax Savings Contributions. For purposes of this Section, the term “Qualified Matching Contributions” shall mean the Company Matching Contributions (pursuant to Plan Section 3.3) with respect to which (i) are fully vested, and (ii) are distributable at the same time as Before-Tax Savings Contributions.

(c)    Company Election. The Committee may elect, in any Plan Year, to treat all or a part of the Company Matching Contributions for such Plan Year as a Qualified Matching Contribution subject to the restrictions of this Section.

H.9.	Company Matching Contributions.

For purposes of the Puerto Rico qualification of the Plan, the Company Matching Contributions made by the Company to the accounts of Puerto Rico Participants shall not be subject to the Actual Contribution Percentage Test provided under Section 401(m) of the United States Internal Revenue Code of 1986, as amended (the “US Code”).

H.10.   Vesting of Qualified Nonelective and Matching Contributions.

Each Participant shall at all times be fully vested in all Qualified Nonelective Contributions and Qualified Matching Contributions made pursuant to Section H.8 of this Appendix.

H.11.   Transfer and Rollover Provisions.

Transfers or rollovers to the Plan under Section 3.6 of the Plan by a Puerto Rico Participant are limited to the amounts distributed from an employee plan that qualifies under Section 1165(a) of the PR Code and under Sections 401(a) and 401(k) of the US Code.

Notwithstanding any provision of the Plan to the contrary, a distributee who is a Puerto Rico Participant may request, at the time and in the manner prescribed by the Committee, to have the entire portion of a lump-sum distribution from the Plan paid directly to a “Puerto Rico Eligible Retirement Plan” (as defined below) in a direct rollover. For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” means a qualified trust described in Section 1165(a) of the PR Code and an individual retirement account or annuity described in Sections 1169(a) and (b) of the PR Code, respectively, that accepts the Puerto Rico Participant’s eligible rollover distribution.

H.12.   Catch-Up Contributions.

Puerto Rico Participants are not eligible to make elective catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the US Code. In accordance with IRS Notice 2002-4, the Plan shall not be treated as failing to satisfy the universal availability of Catch-Up Contributions requirement of Section 414(v)(4) of the US Code and Section 1.414(v)-1(e) of the Treasury Regulations.

H.13   In-Service Withdrawals.

If a Puerto Rico Participant makes a withdrawal pursuant to Sections 6.1, 6.2, 6.3, or 6.5, he shall be unable to elect that any employee contributions associated with Section 6.1, 6.2, 6.3, or 6.5 be made on his behalf under the Plan or under any other plan maintained by the Company or a Related Company until the first day of the first pay period occurring three (3) months following his withdrawal or longer if applicable under other plan rules. Effective January 1, 2002, if a Puerto Rico Participant makes a withdrawal pursuant 6.4 of the Plan, he: (i) shall not be entitled to make Before-Tax Savings Contributions and any other employee contributions for twelve months following the date of receipt of the Hardship Withdrawal, and (ii) for the taxable year following the year of the Hardship Withdrawal, the annual limitation imposed by the PR Code on Before-Tax Savings Contributions shall be reduced by the amount of Before-Tax Savings Contributions made in the year of the Hardship Withdrawal.

H.14.   Company Contributions.

To the extent permissible under ERISA, each contribution made by the Company to the Plan is expressly conditioned on the deductibility of such contribution under Section 1023(n) of the PR Code for the taxable year for which contributed. If the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, such contributions shall be returned to the Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

H.15.   Employee Stock Ownership Provisions.

Notwithstanding anything provide in the Plan, Puerto Rico Participants (or, if applicable, following the death of a Puerto Rico Participant, such Puerto Rico Participant’s Beneficiary), are not allowed to make elections for cash payments on dividends flowing from Company Stock. Rather, such dividends will automatically be credited to Puerto Rico Participants’ Accounts.

H.16.   Payment of Contributions.

Contributions to the Plan by the Company shall be paid to the Trustee not later than the due date for filing the Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

H.17.   Plan Merger.

Solely with respect to the Puerto Rico Participants, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another trust will be limited to the extent such other plan and trust are qualified under Section 1165(a) of the PR Code.

H.18   Plan Termination or Discontinuance of Contributions.

Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust to a Puerto Rico Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR Code.

H.19.   Governing Law.

With respect to the Puerto Rico Participants and the Company engaged in business in Puerto Rico, the Plan also will be governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws; provided, however, that if any provision of the Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan remaining qualified within the meaning of Section 401(a) of the Code and Section 1165(a) of the PR Code.

H.20.   Use of Terms.

All terms and provisions of the Plan shall apply to this Appendix H, except that where the terms and provisions of the Plan and this Appendix H conflict, the terms and provisions of this Appendix H shall govern.

APPENDIX I

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

DIAGNOSTIC SYSTEMS LABORATORIES, INC. 401(k) PLAN

I.1.	Introduction.

(a)    On or about October 11, 2005, the Company acquired Diagnostic Systems Laboratories, Inc. (“DSL”). DSL maintained the Diagnostic Systems Laboratories, Inc. 401(k) Plan (the “DSL 401(k) Plan”).

(b)    Effective as of December 28, 2005 (the “DSL Merger Date”), the DSL 401(k) Plan is merged into the Plan.

(c)    The benefits payable under the Plan to employees and former employees of DSL who were participants in the DSL 401(k) Plan as of the DSL Merger Date (the “DSL 401(k) Participants”) shall be governed by this Appendix I. This Appendix I applies only to the DSL 401(k) Participants.

(d)    Any individual who is a DSL 401(k) Participant as of the DSL Merger Date and who satisfies the requirements for participation in the Plan shall automatically become a Participant in the Plan. Any such individual who does not satisfy the requirements for participation in the Plan shall not become a Participant in the Plan. For purposes of determining eligibility to participate in the Plan, periods of service with DSL and its affiliates shall be considered Periods of Service under the Plan.

I.2.	Status of DSL 401(k) Plan.

(a)    DSL 401(k) Plan is Frozen. No further contributions shall be allocated pursuant to, and no person shall become a participant in, the DSL 401(k) Plan on or after the DSL Merger Date.

(b)    DSL 401(k) Plan is Merged into the Plan. Effective as of the DSL Merger Date, the DSL 401(k) Plan shall cease to exist. As of such time, all benefits under the DSL 401(k) Plan accrued to the DSL 401(k) Participants shall become payable from the Plan. Notwithstanding any contrary Plan provision, the provisions of this Appendix I shall apply to the entire account maintained under the Plan for each of the DSL 401(k) Participants.

I.3.	Vesting.

(a)    Immediate Vesting on Merger. Effective as of the DSL Merger Date, each DSL 401(k) Participant who has not previously forfeited the unvested portion of his or her account under the DSL 401(k) Plan (his or her “DSL 401(k) Account”) shall become immediately and fully vested in such DSL 401(k) Account upon the merger of the DSL 401(k) Plan into the Plan.

(b)    Buy-Back of Forfeitures. Any DSL 401(k) Participant who terminated employment with DSL and forfeited the unvested portion of his or her DSL 401(k) Account pursuant to Section 11.08 of the DSL 401(k) Plan prior to the merger of the DSL 401(k) Plan into the Plan, and who resumes employment and repays the amount previously distributed to him or her in accordance with Section 11.10 of the DSL 401(k) Plan, shall be entitled to “buy back” the forfeited portion of his or her DSL 401(k) Account. The Company shall make a special contribution equal to the forfeited portion bought back.

I.4.	Investments.

The Company shall adopt such rules as it deems appropriate for the transfer of investments under the DSL 401(k) Plan to the Plan’s investments.

5.    Forms of Distribution.

Pursuant to Code Section 411(d)(6)(E) and the regulations promulgated thereunder, any forms of distribution available under the DSL 401(k) Plan that are in any way different from the forms of distribution available under the Plan may be eliminated pursuant to the merger of the DSL 401(k) Plan into the Plan. Accordingly, any benefits accrued by DSL 401(k) Participants that are payable under the Plan shall be paid only in accordance with the forms of distribution available under the Plan.

APPENDIX J

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

AGENCOURT BIOSCIENCE CORPORATION 401(k) PLAN

J.1.	Covered Employees Subject to this Appendix.

Each Covered Employee who was an employee of Agencourt Bioscience Corporation (“ABC”) immediately prior to the Company’s acquisition of ABC (the “Acquisition”) is subject to the provisions of this Appendix J (a “Former ABC Employee”).

J.2.	Eligibility.

For purposes of determining eligibility to participate in the Plan, periods of service with ABC and its affiliates shall be considered Periods of Service under the Plan. Any Former ABC Employee who satisfies the requirements for participation in the Plan as of July 1, 2005 shall be eligible to enroll as a Participant in the Plan on such date. Any Former ABC Employee who does not satisfy the requirements for participation in the Plan as of July 1, 2005 shall not be eligible to enroll as a Participant in the Plan until he or she satisfies such requirements.

APPENDIX K

SPECIAL PROVISION FOR EMPLOYEES OF LUMIGEN, INC.

For purposes of determining eligibility to participate in the Plan, periods of service with Lumigen, Inc. (including service prior to the Company’s acquisition of Lumigen, Inc.) shall be considered Periods of Service under the Plan

APPENDIX L

SPECIAL PROVISIONS FOR EMPLOYEES OF DAKO COLORADO, INC.

Dako Colorado, Inc. (“Dako”) shall be a Participating Affiliate immediately upon the Company’s acquisition of Dako. For purposes of determining eligibility to participate in the Plan, periods of service with Dako (including service prior to the Company’s acquisition of Dako) shall be considered Periods of Service under the Plan. Individuals who were employees of Dako as of the date of the Company’s acquisition of Dako shall be fully vested in their Company Matching Accounts under this Plan (regardless of when they commence to make contributions to the Plan). Individuals who were not employees of Dako as of the date of the Company’s acquisition of Dako but who later become employees shall be subject to the generally applicable Plan provisions.

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